Exhibit 10.51

[EXECUTION COPY]

MULTI-FINELINE ELECTRONIX, INC.

AND

MULTI-FINELINE ELECTRONIX SINGAPORE PTE. LTD.,

as Borrowers

LOAN AND SECURITY AGREEMENT

Dated as of February 12, 2009

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders

and

BANK OF AMERICA, N.A.,

as Agent

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(continued)

-ii-

(continued)

-iii-

(continued)

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LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Revolver Note
Exhibit B	Assignment and Acceptance
Exhibit C	Assignment Notice
Exhibit D	Compliance Certificate
Exhibit E	Notice of Borrowing
Schedule 1.1	Revolver Commitments of Lenders
Schedule 1.1A	Pelikon Notes
Schedule 7.1	Pledged Equity Interest and Pledged Notes
Schedule 8.4	Deposit Accounts
Schedule 8.5.1	Business Locations
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.12	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.15	Environmental Matters
Schedule 9.1.16	Restrictive Agreements
Schedule 9.1.17	Litigation
Schedule 9.1.19	Pension Plans
Schedule 9.1.21	Labor Contracts
Schedule 10.2.2	Existing Liens
Schedule 10.2.11	Tax Consolidation
Schedule 10.2.16	Existing Affiliate Transactions

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LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is dated as of February 12, 2009, among MULTI-FINELINE ELECTRONIX, INC., a Delaware corporation (“U.S. Borrower”), MULTI-FINELINE ELECTRONIX SINGAPORE PTE. LTD., a Singapore company (“Singapore Borrower, and together with U.S. Borrower, collectively, “Borrowers”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”).

R E C I T A L S:

Borrowers have requested that Lenders provide a credit facility to Borrowers to finance their mutual and collective business enterprise.

Lenders are willing to provide such credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION

1.1. Definitions. As used herein, the following terms have the meanings set forth below:

AAA: as defined in Section 14.14.

Account: as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor: a Person who is obligated under an Account, Chattel Paper or General Intangible.

Accounts Formula Amount: at any time, as to each Borrower, an amount equal to 85% of the Value of Eligible Accounts of such Borrower; provided, however, that such percentage shall be reduced by 1.0% for each whole percentage point (or portion thereof) that the Dilution Percent exceeds 5%.

Adjusted Cash Liquidity: as of any date (calculated as of the last day of preceding calendar month), the sum of (a) (i) cash and Cash Equivalents of Borrowers on deposit in Deposit Accounts subject to a Deposit Account Control Agreement in favor of Agent plus (ii) cash and Cash Equivalents of any Subsidiary of any Borrower plus (iii) the aggregate amount of Capital Expenditures that have been identified in the Capital Expenditures Budget and paid during the current Fiscal Year, minus the sum of (b) (i) the aggregate principal amount of all Revolver Loans and LC Obligations, plus (ii) the aggregate principal amount of trade payables

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

that are more than 70 days past the applicable invoice date, plus (iii) the aggregate amount of Capital Expenditures that have been identified in the Capital Expenditures Budget during the current Fiscal Year.

Adjusted Fixed Charge Coverage Ratio: as of any date the ratio, determined on a consolidated basis for U.S. Borrower and its Subsidiaries for the 12 full Fiscal Month period immediately preceding such date for which financial statements have been delivered or were required to be delivered pursuant to Section 10.1.2, of (a) EBITDA to (b) Fixed Charges plus the aggregate amount of repurchases of Equity Interests of U.S. Borrower pursuant to Section 10.2.3(a)(iii).

Affiliate: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Aggregate Availability: the Aggregate Borrowing Base minus the aggregate outstanding principal amount of all Revolver Loans and LC Obligations.

Aggregate Borrowing Base: as of any date the sum of the Singapore Borrowing Base and the U.S. Borrowing Base.

Anti-Terrorism Laws: any laws relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all applicable provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Margin: with respect to any Type of Revolver Loan, the margin set forth below, as determined by the Adjusted Fixed Charge Coverage Ratio as of the last day of each Fiscal Quarter:

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Level	Ratio	U.S. Base Rate Revolver Loans	LIBOR Revolver Loans	Singapore Base Rate Revolver Loans	Singapore Swap Rate Revolver Loans/SIBOR Revolver Loans	Unused Line Fee
I	>1.25	0.50%	2.25%	0.75%	2.50%	0.375%
II	>1.10 < 1.25	0.75%	2.50%	1.00%	2.75%	0.375%
III	<1.10	1.00%	2.75%	1.25%	3.00%	0.50%

Notwithstanding the foregoing, until such time as MFC3 Plant costs are no longer excluded from the calculation of “Fixed Charges” as provided in the definition of “Capital Expenditures” margins shall be determined as if Level III were applicable. Thereafter, the margins shall be subject to increase or decrease upon receipt by Agent pursuant to Section 10.1.2 of the financial statements and corresponding Compliance Certificate for the last Fiscal Quarter, which change shall be effective on the first day of the calendar month following receipt. If, by the first day of a month, any financial statements and Compliance Certificate due in the preceding month have not been received, then, at the option of Agent or Required Lenders, the margins shall be determined as if Level III were applicable, from such day until the first day of the calendar month following actual receipt.

Approved Fund: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.

Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit B.

Aurora Optical: Aurora Optical, Inc., a Delaware corporation.

Availability Block: $6,000,000 and, if the Revolver Commitments are increased pursuant to Section 2.1.7 to an amount greater than $40,000,000, $10,000,000. The Availability Block may be apportioned between the Singapore Revolver Loans and the U.S. Revolver Loans in the discretion of Agent.

Availability Reserve: the sum (without duplication) of (a) the LC Reserve; (b) the Bank Product Reserve; (c) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (d) the Pelikon Note Reserve; (e) the Pelikon Contingent Note Reserve; (f)

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

the Rent and Charges Reserve; and (g) such additional reserves, in such amounts and with respect to such matters, as Agent in its discretion may elect to impose from time to time.

Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of America Indemnitees: Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.

Bank of America-Singapore Branch: Bank of America, N.A. acting through its Singapore branch.

Bank Product: any of the following products, services or facilities extended to any Borrower or Subsidiary by Bank of America or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) leases and other banking products or services as may be requested by any Borrower or Subsidiary, other than Letters of Credit.

Bank Product Debt: Debt and other obligations of an Obligor relating to Bank Products.

Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Bank Product Debt.

Bankruptcy Code: Title 11 of the United States Code.

Base Rate: for any day, a per annum rate equal to the greatest of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30 day interest period as determined on such day, plus 1.0%.

Base Rate Revolver Loan: collectively and individually, the U.S. Base Rate Revolver Loans and Singapore Base Rate Revolver Loans.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person. Without limiting the foregoing, the Pelikon Notes and the Pelikon Contingent Note constitute Borrowed Money.

Borrower Agent: as defined in Section 4.4.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Borrowing: a group of Revolver Loans of one Type that are made on the same day or are converted into Revolver Loans of one Type on the same day.

Borrowing Base: the U.S. Borrowing Base, in the case of U.S. Borrower, or the Singapore Borrowing Base, in the case of Singapore Borrower; as the context may require, refers also to the U.S. Borrowing Base and the Singapore Borrowing Base, collectively.

Borrowing Base Certificate: a certificate, in form and substance satisfactory to Agent, by which Borrower Agent certifies its calculation of the Borrowing Base of each Borrower.

Business Day: (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina and California; (b) if such day relates to a LIBOR Revolver Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market; and (c) if such day relates to any borrowing, payment or rate selection by Singapore Borrower, (i) any such day on which dealings in Dollar deposits are conducted between banks in the Singapore interbank SIBOR market and (ii) commercial banks are not authorized to close under the laws of, or are in fact closed in, Singapore.

Capital Expenditures: all liabilities incurred, expenditures made or payments due (whether or not made) by a Borrower or Subsidiary for the acquisition of any fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year, including the principal portion of Capital Leases; provided that, for the period on or prior to December 31, 2009, the costs of constructing and equipping the MFC3 Plant in an amount not to exceed [CONFIDENTIAL TREATMENT REQUESTED] shall not constitute Capital Expenditures for purposes of the definition of “Fixed Charges”.

Capital Expenditures Budget: the annual budget of U.S. Borrower and its Subsidiaries of Capital Expenditures as approved by Agent.

Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account: a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be subject to Agent’s Liens for the benefit of Secured Parties.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Obligations arising under Bank Products), Agent’s good faith estimate of the amount due or to

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

become due, including all fees and other amounts relating to such Obligations. “Cash Collateralization” has a correlative meaning.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b); (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services: any services provided from time to time by Bank of America or any of its Affiliates to any Borrower or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

Cayman Share Charge: the Share Charge of U.S. Borrower in respect of its Equity Interests in MFlex Cayman, in form and substance satisfactory to Agent, executed and delivered by U.S. Borrower on the Closing Date.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

CFC Foreign Subsidiary: as defined in Section 7.1.3.

Change in Law: the occurrence, after the date hereof, of (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

Change of Control: (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) other than WBL Corporation becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 35%, or more, of the Equity Interests of U.S. Borrower having the right to vote for the election of members of the board of directors of U.S. Borrower; (b) U.S. Borrower

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

ceases to beneficially own and control all Equity Interests in Singapore Borrower; or (c) all or substantially all of a Borrower’s assets are sold or transferred, other than sale or transfer to another Borrower.

Chattel Paper: as defined in the UCC.

Claims: all liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of Agent, or replacement of any Lender) incurred by or asserted against any Indemnitee in any way relating to (a) any Revolver Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto; provided, however, that except with respect to the general indemnity of each Borrower in favor of Lenders hereunder, the fees and out-of-pocket expenses of Lenders shall only constitute Claims to the extent set forth in the last sentence of Section 14.2.

Closing Date: as defined in Section 6.1.

Code: the Internal Revenue Code of 1986, as amended from time to time.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commercial Tort Claim: as defined in the UCC.

Commitment Termination Date: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; or (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2.

Compliance Certificate: a certificate, in the form of Exhibit D, in form and substance satisfactory to Agent, by which Borrower Agent certifies (a) compliance with Sections 10.2.3 and 10.3 and (b) the calculation of Adjusted Fixed Charge Coverage Ratio and Adjusted Cash Liquidity.

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

(“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables incurred and being paid in the Ordinary Course of Business; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of a Borrower, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

Defaulting Lender: any Lender that (a) fails to make any payment or provide funds to Agent or any Borrower as required hereunder or fails otherwise to perform its obligations under any Loan Document, and such failure is not cured within one Business Day, or (b) is the subject of any Insolvency Proceeding.

Deposit Account: as defined in the UCC.

Deposit Account Control Agreements: (a) in the case of U.S. Borrower or any Domestic Subsidiary, the Deposit Account control agreements to be executed by each institution maintaining a Deposit Account for each such Person, in favor of Agent for the benefit of Secured Parties, as security for the Obligations, each which Deposit Account Control Agreement shall be satisfactory to Agent; and (b) in the case of Singapore Borrower and each Foreign Subsidiary that is an Obligor, the Deposit Account Control Agreements to be executed by each institution maintaining a Deposit Account for each such Person, in favor of Agent for the benefit of the

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Secured Parties, as security for the Singapore Obligations, each which Deposit Account Control Agreement shall be satisfactory to Agent.

Dilution Percent: the percent, determined for each Borrower’s most recent Fiscal Quarter (or such other period as determined by Agent in its discretion) equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts included in the Borrowing Base of such Borrower, divided by (b) gross sales of the Accounts included in the Borrowing Base of such Borrower.

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of Equity Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest, including dividends pursuant to Section 10.2.3(a)(ii) but excluding repurchases of Equity Interests of U.S. Borrower (i) pursuant to Section 10.2.3(a)(iii) and (ii) the cash-less exercise of a warrant or option to purchase Equity Interests of U.S. Borrower by an employee, officer or director of U.S. Borrower.

Document: as defined in the UCC.

Dollars and $: lawful money of the United States.

Domestic Subsidiary: a Subsidiary that is not a Foreign Subsidiary.

Dominion Account: (a) a special account of U.S. Borrower established at Bank of America, over which Agent has exclusive control for withdrawal purposes; (b) a special account of Singapore Borrower established at Bank of America-Singapore Branch, over which Agent has exclusive control for withdrawal purposes.

EBITDA: determined on a consolidated basis for U.S. Borrower and its Subsidiaries, net income, calculated before interest expense, provision for income taxes, depreciation and amortization expense, any non-cash items relating to share based employee compensation expenses, any non-cash expenses or charges arising from the Existing Auction Rate Securities, any losses arising from the sale of capital assets, any gains arising from the write-up of assets, and any extraordinary gains (in each case, to the extent included in determining net income).

Eligible Account: an Account owing to a Borrower that arises in the Ordinary Course of Business from the sale of goods, is payable in Dollars and is deemed by Agent, in its discretion, to be an Eligible Account. Without limiting the foregoing, no Account shall be an Eligible Account if:

(a) it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date;

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

(b) 25% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause;

(c) except as set forth in the proviso in this clause and clause (g)(ii), when aggregated with other Accounts owing by the Account Debtor, it exceeds 15% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time); provided, however, in the case of Accounts owing by

(i) [CONFIDENTIAL TREATMENT REQUESTED], it exceeds [CONFIDENTIAL TREATMENT REQUESTED] of the aggregate Eligible Accounts,

(ii) [CONFIDENTIAL TREATMENT REQUESTED], it exceeds [CONFIDENTIAL TREATMENT REQUESTED] of the aggregate Eligible Accounts, or

(iii) [CONFIDENTIAL TREATMENT REQUESTED], it exceeds [CONFIDENTIAL TREATMENT REQUESTED] of the aggregate Eligible Accounts (or, in the case of the preceding clause (i), (ii) or (iii), such other percentage as established for the applicable Account Debtor from time to time by Agent based on Agent’s opinion of the creditworthiness and risk profile of the Account Debtor);

(d) it does not conform with a covenant or representation herein;

(e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof);

(f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent; or a Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process;

(g) the Account Debtor is organized or has its principal offices or assets outside the United States or Canada; provided that

(i) notwithstanding the foregoing [CONFIDENTIAL TREATMENT REQUESTED] shall, in any event, be acceptable Account Debtors pursuant to this clause (g) and subject to the concentration limits set forth in clause (c) above; and

(ii) Accounts in which the Account Debtor is organized or has its principal office or assets outside of Brazil, Mexico, China, Vietnam or Thailand

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

may be Eligible Accounts if (A) the applicable Account Debtor is acceptable to Agent, (B) the principal office and assets of the applicable Account Debtor are located in a country that is acceptable to Agent and (C) the aggregate amount of all such Accounts that is included as part of the Aggregate Borrowing Base does not exceed 5% of the Revolver Commitment (it being understood that [CONFIDENTIAL TREATMENT REQUESTED] shall be subject to the requirements preceding clause (g)(i));

(h) it is owing by a Government Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the Assignment of Claims Act;

(i) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien;

(j) the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale;

(k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment;

(l) its payment has been extended, the Account Debtor has made a partial payment, or it arises from a sale on a cash-on-delivery basis;

(m) it arises from a sale to an Affiliate, from a sale on a bill-and-hold, guaranteed sale, sale or return, sale on approval, consignment, or other repurchase or return basis, or from a sale to a Person for personal, family or household purposes;

(n) it represents a progress billing or retainage; or

(o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof. In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

Eligible Assignee: a Person that is (a) a Lender, an Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Agent and Borrower Agent (which approval by Borrower Agent shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within five Business Days after notice of the proposed assignment), that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $5 billion, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or any other Applicable Law; and (c) during any Event of Default, any Person (other than a Person engaged in the business of manufacturing or selling flexible printed circuits, value-

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

added component assembly solutions or any other reasonably similar electronics and technology) acceptable to Agent in its discretion.

Enforcement Action: any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, or otherwise).

Environmental Laws: all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release: a release as defined in CERCLA or under any other Environmental Law.

Equipment: as defined in the UCC, including all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory), and all parts, accessories and special tools therefor, and accessions thereto.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

ERISA: the Employee Retirement Income Security Act of 1974.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a U.S. Plan amendment as a termination under Section 4041

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) any Obligor or ERISA Affiliate fails to meet any funding obligations with respect to any Pension Plan or Multiemployer Plan, or requests a minimum funding waiver; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate.

Event of Default: as defined in Section 11.

Excluded Tax: with respect to Agent, any Lender, Issuing Bank or any other recipient of a payment to be made by or on account of any Obligation, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located; (b) any branch profits taxes imposed by any jurisdiction in which the relevant Borrower is located; (c) any backup withholding tax required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Section 5.9; and (d) in the case of a Foreign Lender, any withholding tax imposed by the jurisdiction in which the relevant Borrower is organized that is (i) required pursuant to laws in force at the time such Lender becomes a Lender (or designates a new Lending Office) hereunder, or (ii) attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.9, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrowers with respect to such withholding tax.

Existing Auction Rate Securities: the auction rate securities reflected in U.S. Borrower’s audited balance sheet as of September 30, 2008 as a long-term investment with a fair value of $12,138,000, as further described in Note 1- Basis of Presentation and Significant Account Policies – Investments, to U.S. Borrower’s audited financial statements for the Fiscal Year ended September 30, 2008.

Extraordinary Expenses: all costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent.

Fee Letter: the fee letter agreement between Agent and Borrowers.

Fiscal Month: each month of a Fiscal Year.

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of U.S. Borrower and its Subsidiaries for accounting and tax purposes, ending on September 30 of each year.

Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for U.S. Borrower and its Subsidiaries for the most recent 12 Fiscal Months, of (a) EBITDA to (b) Fixed Charges.

Fixed Charges: the sum of interest expense (other than payment-in-kind), principal payments made on Borrowed Money, Capital Expenditures (except those financed with Borrowed Money other than Revolver Loans), cash taxes paid and Distributions made.

Fixed Rate Loan: collectively and individually, the LIBOR Revolver Loans, the Singapore Swap Rate Revolver Loans and the SIBOR Revolver Loans.

[CONFIDENTIAL TREATMENT REQUESTED]: [CONFIDENTIAL TREATMENT REQUESTED], a Singapore company, and each following company if it is a Wholly-Owned Subsidiary of [CONFIDENTIAL TREATMENT REQUESTED]; provided that if any of the foregoing companies has its principal office or any assets in any of Brazil, China, Mexico, Vietnam, Thailand or any other country that is not acceptable to Agent it shall not be included as part of this definition.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

FLSA: the Fair Labor Standards Act of 1938.

Foreign Lender: (a) with respect to U.S. Borrower, any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof; and (b) with respect to a Singapore Borrower, any Lender that is (i) not a resident in Singapore for Singapore tax purposes and (ii) whose Lending Office has not been granted a waiver by the Inland Revenue Authority of Singapore in respect of payments under Section 12(6) of the Income Tax Act, Chapter 134 of Singapore (“ITA”) to be made to such Lending Office free of Singapore withholding tax.

Foreign Plan: any employee benefit plan or arrangement maintained or contributed to by any Obligor that is not subject to the laws of the United States, or any employee benefit plan or arrangement mandated by a government other than the United States for employees of any Obligor.

Foreign Subsidiary: a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the U.S. Obligations would result in material tax liability to Borrowers.

Full Payment: with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral); and (c) a release of any Claims of Obligors against Agent, Lenders and Issuing Bank arising on or before the payment date. No Revolver Loans shall be deemed to have been paid in full until all Revolver Commitments related to such Revolver Loans have expired or been terminated.

GAAP: generally accepted accounting principles in effect in the United States from time to time.

General Intangibles: as defined in the UCC, including choses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, permits, tax refund claims, computer programs, operational manuals, internet addresses and domain names, insurance refunds and premium rebates, all rights to indemnification, and all other intangible Property of any kind.

Goods: as defined in the UCC.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, or a foreign entity or government.

Guarantors: each Person who guarantees payment or performance of any Obligations.

Hedging Agreement: an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.

[CONFIDENTIAL TREATMENT REQUESTED]: [CONFIDENTIAL TREATMENT REQUESTED], provided that such company does not have its principal office or any assets in any of Brazil, China, Mexico, Vietnam, Thailand or any other country that is not acceptable to Agent.

[CONFIDENTIAL TREATMENT REQUESTED]: [CONFIDENTIAL TREATMENT REQUESTED], a New York corporation, and each following company if it is a Wholly-Owned Subsidiary of [CONFIDENTIAL TREATMENT REQUESTED]; provided that if any of the foregoing companies has its principal office or any assets in any of Brazil, China, Mexico, Vietnam, Thailand or any other country that is not acceptable to Agent it shall not be included as part of this definition.

Increase Effective Date: as defined in Section 2.1.7.

Indemnified Taxes: Taxes other than Excluded Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Insolvency Proceeding: any case or proceeding commenced by or against a Person, or corporate action or other procedure or step is taken, under any state, provincial, federal or foreign law for or in relation, or any agreement of such Person to, (a) the entry of an order for relief or the filing of a proposal or intent to file a proposal under the Bankruptcy Code or any other insolvency, debtor relief or debt adjustment law; (b) the suspension of payments, a moratorium of any indebtedness, winding-up, judicial management, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of such Person; (c) the appointment of a receiver, trustee, liquidator, administrator, judicial manager,

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

conservator or other custodian for such Person or any part of its Property; (d) a composition, compromise, assignment or arrangement with any creditor of such Person; (e) the enforcement of any security over any assets of such Person; (f) an assignment or trust mortgage for the benefit of creditors; (g) the Agent (as Security Agent under the UK Debenture) receiving a notice of intention to appoint, or the taking of any steps in relation to appointing, an administrator to manage the affairs, business and assets of MFlex UK pursuant to the Insolvency Act 1986 or an application being made pursuant to the Insolvency Act 1986 for an administration order to be made in respect of MFlex UK; or (h) any analogous procedure or step is taken in any jurisdiction which would have an analogous or equivalent effect to any of the foregoing clauses (a) to (g) of this definition.

Instrument: as defined in the UCC.

Insurance Assignment: each collateral assignment of insurance pursuant to which an Obligor assigns to Agent, for the benefit of Secured Parties, such Obligor’s rights under business interruption or other insurance policies as Agent deems appropriate, as security for the Obligations; provided that any such assignment by Singapore Borrower or any other Foreign Subsidiary that is an Obligor shall only provide security for the Singapore Obligations.

Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing and all goodwill relating thereto; and all books and records relating to the foregoing.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Interest Period: as defined in Section 3.1.3.

Interest Rate Fixing Day: in relation to any period for which the SWAP Rate or SIBOR is agreed or to be agreed or, as the case may be, is determined or to be determined, two Business Days before the first day of that period.

Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Investment: any acquisition of all or substantially all assets of a Person; any acquisition of record or beneficial ownership of any Equity Interests of a Person; or any advance or capital contribution to or other investment in a Person.

Investment Property: as defined in the UCC.

IRS: the United States Internal Revenue Service.

Issuing Bank: U.S. Issuing Bank, in the case of U.S. Letters of Credit issued in favor of U.S. Borrower, and Singapore Issuing Bank, in the case of Singapore Letters of Credit issued in favor of Singapore Borrower.

Issuing Bank Indemnitees: Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

[CONFIDENTIAL TREATMENT REQUESTED]: [CONFIDENTIAL TREATMENT REQUESTED], a Delaware corporation, and each following company if it is a Wholly-Owned Subsidiary of [CONFIDENTIAL TREATMENT REQUESTED]; provided that if any of the foregoing companies has its principal office or any assets in any of Brazil, China, Mexico, Vietnam, Thailand or any other country that is not acceptable to Agent it shall not be included as part of this definition.

LC Application: an application by a Borrower (or Borrower Agent on behalf of any Borrower) to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank.

LC Conditions: the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, the sum of all LC Obligations do not exceed the Letter of Credit Subline, no Overadvance exists and, if no Revolver Loans are outstanding, the U.S. LC Obligations do not exceed the U.S. Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation) and the Singapore LC Obligations do not exceed the Singapore Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation); (c) the expiration date of such Letter of Credit is (i) no more than 365 days from issuance, in the case of standby letters of credit, (ii) no more than 120 days from issuance, in the case of documentary letters of credit, and (iii) at least 20 Business Days prior to the Revolver Termination Date; (d) such Letter of Credit and payments thereunder are denominated in Dollars; and (e) the form of such Letter of Credit is satisfactory to Agent and Issuing Bank in their discretion.

LC Documents: all documents, instruments and agreements (including LC Requests and. LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any Letter of Credit.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

LC Obligations: the U.S. LC Obligations, in the case of U.S. Borrower, or the Singapore LC Obligations, in the case of Singapore Borrower; as the context may require, refers also to the U.S. LC Obligations and the Singapore LC Obligations, collectively.

LC Request: a request for issuance of a Letter of Credit, to be provided by a Borrower (or Borrower Agent on behalf of such Borrower) to Issuing Bank, in form satisfactory to Agent and Issuing Bank.

LC Reserve: with respect to the U.S. Letters of Credit, the aggregate of all U.S. LC Obligations, and with respect to the Singapore Letters of Credit, the Singapore LC Obligations, in each case, other than (a) those that have been Cash Collateralized; and (b) if no Default or Event of Default exists, those constituting charges owing to the Issuing Bank.

Lender Indemnitees: Lenders and their officers, directors, employees, Affiliates, agents and attorneys.

Lenders: as defined in the preamble to this Agreement, including Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance.

Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrower Agent.

Letter of Credit: the U.S. Letters of Credit, in the case of U.S. Borrower, or the Singapore Letters of Credit, in the case of Singapore Borrower; as the context may require, refers also to the U.S. Letters of Credit and the Singapore Letters of Credit, collectively.

Letter of Credit Right: as defined in the UCC.

Letter of Credit Subline: $10,000,000.

LIBOR: for any Interest Period with respect to a LIBOR Revolver Loan, the per annum rate of interest (rounded upward, if necessary, to the nearest 1/16th of 1%), determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source designated by Agent); or (b) if BBA LIBOR is not available for any reason, the interest rate at which Dollar deposits in the approximate amount of the LIBOR Revolver Loan would be offered by Bank of America’s London branch to major banks in the London interbank Eurodollar market. If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

LIBOR Revolver Loan: a U.S. Revolver Loan that bears interest based on LIBOR.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property.

Lien Waiver: an agreement, in form and substance satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral and (b) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan Account: the loan account established by each Lender on its books pursuant to Section 5.7.

Loan Documents: this Agreement, Other Agreements and Security Documents.

Loan Year: each 12 month period commencing on the Closing Date and on each anniversary of the Closing Date.

Local Time: (a) local time in Singapore with respect to the receipt and sending of notices, and the disbursements and payments made with respect to, the Singapore Facility, and (b) local time in California in all circumstances, other than those referred to in the preceding clause (a).

Margin Stock: as defined in Regulation U of the Board of Governors.

Market Disruption Event: before close of business on any Interest Rate Fixing Day for any Interest Period, Agent receives notification from a Lender that the cost to it of obtaining matching deposits in the applicable interbank market would be in excess of SIBOR or the SWAP Rate, as the case may be.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

a material adverse effect on the business, operations, Properties, prospects or condition (financial or otherwise) of any Obligor, on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Agent’s Liens on any Collateral; (b) impairs the ability of any Obligor to perform any obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any Collateral.

Material Contract: any agreement or arrangement to which a Borrower or any Obligor is party (other than the Loan Documents) (a) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect or (b) that relates to Subordinated Debt, or Debt in an aggregate amount of $2,000,000 or more (it being agreed that for purposes of this definition, the Debt outstanding pursuant to the Pelikon Notes and the Pelikon Contingent Note shall be aggregated and constitute one Debt obligation.

MFC1: Multi-Fineline Electronix (Suzhou) Co., Ltd.

MFC2: Multi-Fineline Electronix (Suzhou No.2) Co., Ltd.

MFC3 Plant: the manufacturing plant proposed to be built by MFC1 or MFC2 at North Shanfeng Road/East Yinzhong South Road, Hedong Industrial Park, Wuzhong Economic Development Zone, Suzhou, Jiangsu Province, People’s Republic of China.

MFlex Cayman: M-Flex Cayman Islands, Inc., a Cayman Islands corporation.

MFlex Malaysia: Multi-Fineline Electronix Malaysia Sdn. Bhd., a Malaysian corporation.

MFlex UK: Pelikon Limited, a company incorporated in England and Wales (registered number 03880306) whose registered office is at Unit R, Trecenydd Industrial Estate, Caerphilly, Glamorgan CF83 2RZ.

Moody’s: Moody’s Investors Service, Inc., and its successors.

[CONFIDENTIAL TREATMENT REQUESTED]: [CONFIDENTIAL TREATMENT REQUESTED], a Delaware corporation, and each following company if it is a Wholly-Owned Subsidiary of [CONFIDENTIAL TREATMENT REQUESTED] [CONFIDENTIAL TREATMENT REQUESTED]; provided that if any of the foregoing companies has its principal office or any assets in any of Brazil, China, Mexico, Vietnam, Thailand or any other country that is not acceptable to Agent it shall not be included as part of this definition.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Net Proceeds: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by a Borrower or Subsidiary in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

Notes: each Revolver Note or other promissory note executed by a Borrower to evidence any Obligations.

Notice of Borrowing: a written notice in the form of Exhibit E or electronic request for Borrowing provided in a manner and in form and substance satisfactory to Agent, to be provided by a Senior Officer of (a) U.S. Borrower to request the funding of a Borrowing of U.S. Revolver Loans or (b) Singapore Borrower to request the funding of a Borrowing of Singapore Revolver Loans.

Notice of Conversion/Continuation: a written notice or electronic request for conversion or continuation of any Revolver Loans provided in a manner and in form and substance satisfactory to Agent, to be provided by a Senior Officer of (a) U.S. Borrower to request a conversion or continuation of any Revolver Loans as LIBOR Revolver Loans or (b) Singapore Borrower (or Borrower Agent on behalf of Singapore Borrower) to request a conversion or continuation of any Revolver Loans as SIBOR Revolver Loans or Singapore Swap Rate Revolver Loans.

Obligations: collectively, the Singapore Obligations and the U.S. Obligations. Agent may exercise its discretion in determining whether an Obligation is a U.S. Obligation or a Singapore Obligation.

Obligor: each Borrower, Guarantor, or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations.

Ordinary Course of Business: the ordinary course of business of any Borrower or Subsidiary, consistent with past practices and undertaken in good faith.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, memorandum and articles of organization, memorandum and articles of association, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

Original Currency: as defined in Section 14.17.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

OSHA: the Occupational Safety and Health Act of 1970.

Other Agreement: each Note; LC Document; Lien Waiver; Borrowing Base Certificate, Compliance Certificate, financial statement or report delivered hereunder; or other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.

Other Taxes: all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

Overadvance: as defined in Section 2.1.5.

Overadvance Loan: a Base Rate Revolver Loan made when an Overadvance exists or is caused by the funding thereof.

Participant: as defined in Section 13.2.

Pass-through Foreign Subsidiary: as defined in Section 7.1.3.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Intangible: as defined in the UCC.

Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

PBGC: the Pension Benefit Guaranty Corporation.

Pelikon Contingent Note: the Unsecured Contingent Consideration Promissory Note issued by Singapore Borrower to Michael Powell, as the representative of the holders of the Pelikon Notes, in a principal amount on the Closing Date not to exceed $9,426,000.

Pelikon Contingent Note Reserve: a reserve to be established, at Agent’s discretion based upon the amount of any payment to be made from time to time on the Pelikon Contingent Note (which reserve amount shall not exceed the amount of each relevant payment to be so made).

Pelikon Notes: each of the Unsecured Promissory Notes issued by Singapore Borrower described on Schedule 1.1A, in a principal amount on the Closing Date not to exceed $10,775,844.78.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Pelikon Note Reserve: a reserve to be established, at Agent’s discretion, on July 1, 2010, in an amount equal to $1,783,333 and increased by $1,783,333 on the first of each month thereafter until such time as the Pelikon Note Reserve equals $10,700,000 or such lesser amount as determined by Agent in its discretion based upon the principal payments made on the Pelikon Notes.

Pension Plan: any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Permitted Asset Disposition: as long as all Net Proceeds are remitted to Agent, an Asset Disposition that is (a) a sale of Inventory in the Ordinary Course of Business; (b) a disposition of assets (other than an Account owing to any Borrower) that, in the aggregate during any 12 month period, has a fair market or book value (whichever is more) of $1,000,000 or less; provided that before and after giving effect to any such disposition no Default or Event of Default has occurred and is continuing; (c) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (d) termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default; (e) a sale of the Existing Auction Rate Securities, (f) consummated as part of the dissolution of Aurora Optical; or (g) approved in writing by Agent and Required Lenders.

Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; or (g) in an aggregate amount of $1,000,000 or less at any time.

Permitted Investment Basket: for any Fiscal Year, the sum of (a) the amount set forth in the Capital Expenditures Budget projected to be expended during such Fiscal Year, (b) minus the amount of Capital Expenditures made during such Fiscal Year, (c) minus the amount of Restricted Investments made pursuant to clause (e) of such definition during such Fiscal Year, (d) minus the aggregate principal amount of loans made pursuant Section 10.2.6(e) during such Fiscal Year, and (e) plus the aggregate principal amount of loans made pursuant to Section 10.2.6(e) that have been repaid in cash to the applicable Borrower during such Fiscal Year.

Permitted Lien: as defined in Section 10.2.2.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Permitted Purchase Money Debt: Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $2,000,000 at any time and its incurrence does not violate Section 10.2.2.

Person: any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Pledged Equity Interests: as defined in Section 7.1.1(m).

Pledged Notes: as defined in Section 7.1.1(n), each Pledged Note to be in form and substance reasonably satisfactory to Agent.

Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Pro Rata: with respect to any Lender, a percentage (carried out to the ninth decimal place) determined (a) while Revolver Commitments are outstanding, by dividing the amount of such Lender’s Revolver Commitment by the aggregate amount of all Revolver Commitments; and (b) at any other time, by dividing the amount of such Lender’s Revolver Loans and LC Obligations by the aggregate amount of all outstanding Revolver Loans and LC Obligations.

Properly Contested: with respect to any obligation of either Borrower or any Subsidiary thereof, (a) the obligation is subject to a bona fide dispute regarding amount or such Person’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of such Person; (e) no Lien is imposed on assets of such Person, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances: as defined in Section 2.1.6.

Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 days

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Reference Banks: in relation to SIBOR, the principal Singapore office of Bank of America, N.A. and, in relation to the SWAP Rate, the principal Singapore office of Bank of America, N.A. or such other banks as may be appointed by Agent in consultation with Singapore Borrower.

Refinancing Conditions: the following conditions for Refinancing Debt: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced; (b) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) the representations, covenants and defaults applicable to it are no less favorable to Borrowers than those applicable to the Debt being extended, renewed or refinanced; (e) no additional Lien is granted to secure it; (f) no additional Person is obligated on such Debt; and (g) upon giving effect to it, no Default or Event of Default exists.

Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (d) or (f).

Reimbursement Date: as defined in Section 2.2.2.

Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord or other Person who owns or controls the real property in which any books and records relating to the Accounts of Borrowers is located or could assert a Lien on any such books and records; and (b) a reserve at least equal to three months rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

Report: as defined in Section 12.2.3.

Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Required Lenders: Lenders (subject to Section 4.2) having (a) Revolver Commitments in excess of 50% of the aggregate Revolver Commitments; and (b) if the Revolver Commitments have terminated, Revolver Loans in excess of 50% of all outstanding Revolver Loans; provided, however, that at any time there are not more than two Lenders, “Required Lenders” means the consent of both Lenders.

Reserve Percentage: the reserve percentage (expressed as a decimal, rounded upward to the nearest 1/16th of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

Restricted Investment: any Investment by a Borrower or Obligor, other than

(a) Investments in Subsidiaries to the extent existing on the Closing Date;

(b) Cash Equivalents, provided that in the case of Borrowers and the other Obligors such Cash Equivalents are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent;

(c) loans and advances permitted under Section 10.2.6;

(d) amounts deposited in accounts for the purpose of paying, in the Ordinary Course of Business, payroll, payroll taxes or employee benefits;

(e) other Investments to fund Capital Expenditures in an aggregate amount not to exceed the Permitted Investment Basket;

(f) other Investments to fund payroll, payroll taxes and other operating expenses of MFlex Malaysia, in each case to the extent that the foregoing are incurred in the Ordinary Course of Business of MFlex Malaysia, in an aggregate amount not to exceed the lesser of (A) [CONFIDENTIAL TREATMENT REQUESTED] and (B) the amount set forth in the quarterly budget referred to in sub-clause (iii) in the parenthetical following clause (h) in this definition minus the aggregate principal amount of loans outstanding on such date pursuant to Section 10.2.6(g) to MFlex Malaysia;

(g) other Investments to fund payroll, payroll taxes and other operating expenses of MFlex UK, in each case to the extent that the foregoing are incurred in the Ordinary Course of Business of MFlex UK, in an aggregate amount not to exceed the lesser of (A) [CONFIDENTIAL TREATMENT REQUESTED] and (B) the amount set forth in the quarterly budget referred to in sub-clause (iii) in the parenthetical following clause (h) in this definition minus the aggregate principal amount of loans outstanding on such date pursuant to Section 10.2.6(h) to MFlex UK;

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

(h) other Investments to fund payroll, payroll taxes and other operating expenses of Subsidiaries (other than MFlex Cayman and MFlex UK), in each case to the extent that the foregoing are incurred in the Ordinary Course of Business of each such Subsidiary in an aggregate amount not to exceed on any date $50,000 minus the aggregate principal amount of loans outstanding on such date pursuant to Section 10.2.6(i) to such Subsidiaries (provided that with respect to the making of any Investment pursuant to

(i) clauses (e) through (g) (other than an Investment which is applied to pay payroll or payroll taxes) Borrowers are in compliance with Section 10.3.1 if a Trigger Period is continuing at the time of making such Investment,

(ii) clause (h) (other than an Investment which is applied to pay payroll or payroll taxes) no Default or Event of Default exists at the time thereof or after giving effect thereto, and

(iii) clause (f) or (g), Borrower Agent has delivered a quarterly budget that is acceptable to Agent); and

(i) other Investments if

(i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the Aggregate Availability after giving effect to any such Investment is not less than 20% of the Revolver Commitments,

(iii) the Fixed Charge Coverage Ratio after giving effect to any such Investment is, at any time on or before March 31, 2009, at least 0.90 to 1.0 or, at any time thereafter, not less than 1.0 to 1.0, and

(iv) the aggregate amount of such Investments (A) made at any one time or as part of a series of related Investments shall not exceed [CONFIDENTIAL TREATMENT REQUESTED] in the aggregate or (B) since the Closing Date shall not exceed [CONFIDENTIAL TREATMENT REQUESTED] in the aggregate minus the aggregate amount of Distributions made pursuant to Section 10.2.3(ii).

Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Revolver Commitment: for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown in Schedule 1.1 as such amount may be increased from time to time pursuant to Section 2.1.7, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party. “Revolver Commitments” means the aggregate amount of such commitments of all Lenders.

Revolver Loan: collectively, each U.S. Revolver Loan and Singapore Revolver Loan.

Revolver Note: a promissory note to be executed by Borrowers in favor of a Lender in the form of Exhibit A, which shall be in the amount of such Lender’s Revolver Commitment and shall evidence the Revolver Loans made by such Lender.

Revolver Termination Date: February 20, 2012.

Royalties: all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Screen Rate:

(a) in relation to SIBOR, the arithmetic average (rounded upwards to five decimal places) of the displayed rates for the relevant period appearing under the heading page “SIBO” on the Reuters screen; and

(b) in relation to the SWAP Rate, the rate per annum (expressed as a percentage) for the relevant period appearing under the caption “ASSOCIATION OF BANKS IN SINGAPORE SIBOR AND SWAP OFFER RATES AT 11 A.M. SINGAPORE TIME” and the row headed “SGD” on the page “ABSIRFIX01” of the Reuters Monitor Money Rates Service Screen.

If the agreed page is replaced or the service ceases to be available, Agent may specify another page or service displaying the appropriate rate after consultation with Borrowers and the Lenders.

Second Currency: as defined in Section 14.17.

Secured Parties: Agent (including as Security Agent under the Singapore Debenture, the Singapore Share Charge, the UK Debenture and UK Share Charge), Issuing Bank, Lenders and providers of Bank Products.

Security Documents: the Insurance Assignments, Deposit Account Control Agreements, the UK Debenture, the UK Share Charge, the Singapore Debenture, the Singapore Share Charge,

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

the Cayman Share Charge and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) or guaranteeing the payment of any Obligations, including those agreements entered into pursuant to Section 10.1.9.

Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of a Borrower or, if the context requires, an Obligor.

Settlement Report: a report delivered by Agent to Lenders summarizing the Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

SIBOR: for any Interest Period with respect to a SIBOR Revolver Loan:

(a) the applicable Screen Rate; or

(b) if no Screen Rate is available for U.S. Dollars for the Interest Period of that Revolver Loan, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to Agent at its request quoted by the Reference Banks to leading banks in the Singapore interbank market, appearing as of 11:00 a.m. (Local Time) on the Interest Rate Fixing Day for the offering of deposits in U.S. Dollars for a period comparable to the Interest Period for that Revolver Loan.

SIBOR Revolver Loan: a Singapore Revolver Loan that bears interest based on SIBOR.

Singapore Availability: the Singapore Borrowing Base minus the aggregate principal amount of all Singapore Revolver Loans and all Singapore LC Obligations.

Singapore Base Rate Revolver Loan: a Singapore Revolver Loan that bears interest based on the Base Rate.

Singapore Borrowing Base: on any date of determination, an amount equal to (a) the lesser of (i) the Accounts Formula Amount attributable to Singapore Borrower minus the Availability Block to the extent attributable to Singapore Borrower in Agent’s discretion, or (ii) the Revolver Commitment minus (b) the Availability Reserve to the extent attributable to Singapore Borrower in Agent’s discretion.

Singapore Debenture: the Debenture of Singapore Borrower, in form and substance satisfactory to Agent, executed and delivered by Singapore Borrower to Agent on the Closing Date.

Singapore Facility: the credit facility described in Section 2.1.1(b) hereof to be provided to Singapore Borrower on the terms and conditions set forth in this Agreement.

Singapore Issuing Bank: Bank of America- Singapore Branch.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Singapore LC Obligations: the sum (without duplication) of (a) all amounts owing by Singapore borrower for any drawings under Singapore Letters of Credit; (b) the stated amount of all outstanding Singapore Letters of Credit; and (c) all fees and other amounts owing with respect to Singapore Letters of Credit.

Singapore Letters of Credit: any standby or documentary letter of credit issued by Singapore Issuing Bank for the account of Singapore Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Singapore Issuing Bank for the benefit of Singapore Borrower.

Singapore Obligations: (a)(i) the principal of and premium, if any, and interest on, the Singapore Revolver Loans made hereunder to, or for the benefit of, Singapore Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise (including any interest that accrues after the commencement of any case or proceeding by or against Singapore Borrower under any debtor relief law, whether or not allowed in such case or proceeding), and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of Singapore Borrower to a Lender or Singapore Issuing Bank under this Agreement and the other Loan Documents (including the Singapore LC Obligations), (b) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of Singapore Borrower under or pursuant to this Agreement or the other Loan Documents, (c) obligations of Singapore Borrower under any indemnity for Claims, (d) Extraordinary Expenses of Singapore Borrower, (e) Bank Product Debt, and (f) other Debts, obligations and liabilities of any kind owing by Singapore Borrower pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Singapore Revolver Loan: any revolving loan made by Lenders to Singapore Borrower pursuant to the terms of Section 2.1.1(b) hereof, and any Singapore Swingline Loan, Overadvance Loan or Protective Advance attributable to Singapore Borrower.

Singapore Share Charge: the Share Charge of MFlex Cayman in respect of its Equity Interests in Singapore Borrower, in form and substance satisfactory to Agent, executed and delivered by MFlex Cayman on the Closing Date.

Singapore Swap Rate Revolver Loan: a Singapore Revolver Loan that bears interest based on the SWAP Rate.

Singapore Swingline Loan: any Borrowing of Singapore Base Rate Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by Singapore Borrower.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Solvent: as to any Person, (I) if such Person is U.S. Borrower or a Domestic Subsidiary (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase; (II) if such Person is Singapore Borrower, such Person is neither (a) insolvent or unable to pay all of its debts (including subordinated and contingent debts) nor (b) determined by a court to be unable to pay its debts within the meaning of Section 254(2) of the Companies Act, Chapter 50 of Singapore; and (III) if such Person is a Foreign Subsidiary (other than Singapore Borrower) (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; and (e) is not “insolvent” within the meaning of Applicable Law.

[CONFIDENTIAL TREATMENT REQUESTED]: [CONFIDENTIAL TREATMENT REQUESTED]; provided that such company does not have its principal office or any assets in any of Brazil, China, Mexico, Vietnam, Thailand or any other country that is not acceptable to Agent.

Subordinated Debt: Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including the amount, maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent.

Subsidiary: (a) any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower or any combination of Borrowers (including indirect ownership by a Borrower through other entities in which such Borrower directly or indirectly owns 50% of the voting securities or Equity Interests) or (b) in relation to Singapore Borrower, a subsidiary within the meaning of Section 5 of the Companies Act, Chapter 50 of Singapore.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Supporting Obligation: as defined in the UCC.

SWAP Rate: in relation to any Singapore Swap Rate Revolver Loan:

(a) the applicable Screen Rate as of the 11:00 a.m. (Local Time) on the Interest Rate Fixing Day for the displaying of the swap offer rate for a period comparable to the Interest Period for that Revolver Loan; or

(b) if no Screen Rate is available for the Interest Period of that Revolver Loan, the arithmetic mean of the rates (rounded upwards to four decimal places), as supplied to Agent at its request quoted by the Reference Banks to leading banks in the Singapore interbank market, to be in relation for the Interest Period for that Revolver Loan, equal to Y (rounded upwards to four decimal places) calculated in accordance with the following formula:

Y =	(R x 365) + (F x 36500) + (F x R x 365) 360 S N S 360

where:

F =	the premium (being a positive number) or the discount (being a negative number), as the case may be, which would have been paid or received by such Reference Bank in offering to sell U.S. Dollars forward in exchange for Singapore Dollars on the last day of that Interest Period in the Singapore interbank market as of the Specified Time on the Interest Fixing Day;

S =	the exchange rate at which such Reference Bank sells U.S. Dollars spot in exchange for Singapore Dollars in the Singapore foreign exchange market, as quoted by such Reference Bank as of the Specified Time on the Interest Fixing Day;

R =	the rate at which such Reference Bank is offering U.S. Dollar deposits for that Interest Period in an amount comparable to the U.S. Dollar equivalent of that Revolver Loan (such U.S. Dollar equivalent to be determined by such Reference Bank at such rate or rates as such Reference Bank determines to be most appropriate) to prime banks in the Singapore interbank market as of the Specified Time on the Interest Fixing Day; and

N =	the actual number of days in that Interest Period.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Swingline Loan: collectively the U.S. Swingline Loans and the Singapore Swingline Loans.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Trigger Commencement Date: any day that (a) a Default or an Event of Default occurs or (b) the Aggregate Availability is less than 20% of the Revolver Commitment.

Trigger Period: the period (a) commencing on the Trigger Commencement Date and (b) ending on the Trigger Termination Date.

Trigger Termination Date: any day following a Trigger Commencement Date when both (a) all Defaults and any Events of Default are no longer continuing, and (b) if the circumstances described in clause (b) of the definition of “Trigger Commencement Date” caused or followed the occurrence of any Trigger Commencement Date, for the 90 consecutive day period preceding such date the Aggregate Availability is greater than 25% of the Revolver Commitment.

Type: any type of a Revolver Loan (i.e., Base Rate Revolver Loan, SIBOR Revolver Loan, Singapore Swap Rate Revolver Loan, or LIBOR Revolver Loan) that has the same interest option and, in the case of LIBOR Revolver Loans, SIBOR Revolver Loans or Singapore Swap Rate Revolver Loans, the same Interest Period.

UCC: the Uniform Commercial Code as in effect in the State of California or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

UK Debenture: the Debenture of MFlex UK, in form and substance satisfactory to Agent, executed and delivered by MFlex UK to Agent on the Closing Date.

UK Share Charge: the Share Charge of Singapore Borrower in respect of its Equity Interests in MFlex UK, in form and substance satisfactory to Agent, executed and delivered by Singapore Borrower to Agent on the Closing Date.

Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Upstream Payment: a Distribution by (a) a Subsidiary of a Borrower to such Borrower, (b) a Subsidiary that is not an Obligor to an Obligor or (c) Singapore Borrower to U.S. Borrower (it being agreed that such Distribution, in a substantially contemporaneous transaction, shall be transmitted through MFlex Cayman to U.S. Borrower).

U.S. Availability: the U.S. Borrowing Base minus the aggregate principal amount of all U.S. Revolver Loans and all U.S. LC Obligations.

U.S. Base Rate Revolver Loan: a U.S. Revolver Loan that bears interest based on the Base Rate.

U.S. Borrowing Base: on any date of determination, an amount equal to (a) the lesser of (i) the Accounts Formula Amount attributable to U.S. Borrower minus the Availability Block to the extent attributable to U.S. Borrower in Agent’s discretion or (ii) the Revolver Commitment, minus (b) the Availability Reserve to the extent attributable to U.S. Borrower in Agent’s discretion.

U.S. Facility: the credit facility described in Section 2.1.1(a) hereof to be provided to U.S. Borrower on the terms and conditions set forth in this Agreement.

U.S. Issuing Bank: Bank of America or an Affiliate of Bank of America.

U.S. LC Obligations: the sum (without duplication) of (a) all amounts owing by U.S. Borrower for any drawings under U.S. Letters of Credit; (b) the stated amount of all outstanding U.S. Letters of Credit; and (c) all fees and other amounts owing with respect to U.S. Letters of Credit.

U.S. Letter of Credit: any standby or documentary letter of credit issued by U.S. Issuing Bank for the account of U.S. Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or U.S. Issuing Bank for the benefit of U.S. Borrower.

U.S. Obligations: (a)(i) the principal of and premium, if any, and interest on, the U.S. Revolver Loans made hereunder to, or for the benefit of, U.S. Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise (including any interest that accrues after the commencement of any case or proceeding by or against U.S. Borrower under any debtor relief law, whether or not allowed in such case or proceeding), and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of U.S. Borrower to a Lender or U.S. Issuing Bank under this Agreement and the other Loan Documents (including the U.S. LC Obligations), (b) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of U.S. Borrower under or pursuant to this Agreement or the other Loan Documents, (c) obligations of U.S. Borrower under any indemnity for Claims, (d) Extraordinary Expenses of U.S. Borrower, (e) Bank Product Debt, and (f) other

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Debts, obligations and liabilities of any kind owing by U.S. Borrower pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

U.S. Plan: any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

U.S. Revolver Loan: any revolving loan made to U.S. Borrower pursuant to Section 2.1.1(a), and any U.S. Swingline Loan, Overadvance Loan or Protective Advance attributable to U.S. Borrower.

U.S. Swingline Loan: any Borrowing of U.S. Base Rate Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by U.S. Borrower.

Value: for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.

Wholly-Owned Subsidiary: any Subsidiary of which 100% of its Equity Interests (except in the case of a corporation for directors’ qualifying shares) is owned, either directly or indirectly, by a Borrower or any combination of Borrowers.

1.2. Accounting Terms. Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of U.S. Borrower delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and Section 10.3 is amended in a manner satisfactory to Required Lenders to take into account the effects of the change.

1.3. Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; or (f) unless otherwise specified, discretion of Agent, Issuing Bank or any Lender mean the sole and absolute discretion of such Person. A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived by the Required Lenders pursuant to this Agreement or, in the case of a Default, is cured (as confirmed by Agent) within any period of cure expressly provided for in this Agreement. All calculations of Value, fundings of Revolver Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars and, unless the context otherwise requires, all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Whenever the phrase “to the best of Borrowers’ knowledge” or words of similar import are used in any Loan Documents, it means actual knowledge of a Senior Officer or controller of a Borrower, or knowledge that a Senior Officer or such controller would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates.

SECTION 2. CREDIT FACILITIES

2.1. Revolver Commitment.

2.1.1. Revolver Loans.

(a) U.S. Revolver Loans. Each Lender agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make U.S. Revolver Loans to U.S. Borrower from time to time through the Commitment Termination Date. The U.S. Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a U.S. Revolver Loan if, after giving effect thereto, (i) the aggregate principal amount of all U.S. Revolver Loans and all U.S. LC Obligations would exceed the lesser of the U.S. Borrowing Base or the Revolver Commitment, or (ii) the aggregate principal amount of all Revolver Loans and

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

all LC Obligations would exceed the lesser of the Aggregate Borrowing Base or the Revolver Commitment.

(b) Singapore Revolver Loans. Each Lender agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Singapore Revolver Loans to Singapore Borrower from time to time through the Commitment Termination Date. The Singapore Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a Singapore Revolver Loan if, after giving effect thereto, (i) the aggregate principal amount of all Singapore Revolver Loans and all Singapore LC Obligations would exceed the lesser of the Singapore Borrowing Base and the Revolver Commitment, or (ii) the aggregate principal amount of all Revolver Loans and all LC Obligations would exceed the lesser of the Aggregate Borrowing Base and the Revolver Commitment.

2.1.2. Revolver Notes. The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender. At the request of any Lender, each Borrower shall deliver a Revolver Note to such Lender.

2.1.3. Use of Proceeds. The proceeds of Revolver Loans shall be used by each Borrower solely to finance Capital Expenditures, for working capital and other lawful corporate purposes of such Borrower.

2.1.4. Termination of Revolver Commitments.

(a) The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement. Upon at least 90 days prior written notice to Agent, Borrowers may, at their option, terminate the Revolver Commitments and this credit facility. Any notice of termination given by Borrowers shall be irrevocable. On the termination date, U.S. Borrower shall make Full Payment of all U.S. Obligations and Singapore Borrower shall make Full Payment of all Singapore Obligations.

(b) Concurrently with any termination of the Revolver Commitments, for whatever reason (including an Event of Default), Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders and as liquidated damages for loss of bargain (and not as a penalty), an amount equal to (i) if the termination occurs during the first Loan Year, 1.0% of the Revolver Commitments being terminated; (ii) if it occurs during the second Loan Year, 0.50% of the Revolver Commitments being terminated; and (iii) if it occurs thereafter, 0.25% of the Revolver Commitments being terminated. No termination charge shall be payable if termination occurs on the Revolver Termination Date or in connection with a refinancing of this credit facility by Bank of America or any of its Affiliates.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

2.1.5. Overadvances. If the aggregate principal amount of all Revolver Loans and LC Obligations of either Borrower exceeds the Borrowing Base of such Borrower at any time (each an “Overadvance”), the excess amount shall be payable by such Borrower on demand by Agent, but all such Revolver Loans shall nevertheless constitute U.S. Obligations or Singapore Obligations, as the case may be, secured by the applicable Collateral and entitled to all benefits of the Loan Documents. Unless its authority has been revoked in writing by Required Lenders, Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance is not known by Agent to exceed 10% of the Aggregate Borrowing Base; and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than 10% of the Revolver Commitment, and (ii) does not continue for more than 30 consecutive days. In no event shall Overadvance Loans be required that would cause the outstanding Revolver Loans and LC Obligations to exceed the aggregate Revolver Commitments minus the Availability Reserve. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.6. Protective Advances. Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, and without regard to the Aggregate Availability, Singapore Availability or U.S. Availability, to make Base Rate Revolver Loans (“Protective Advances”) (a) up to an aggregate amount of 10% of the Revolver Commitment outstanding at any time, if Agent deems such Revolver Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectibility or repayment of Obligations; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses. All Protective Advances allocable to the Singapore Obligations (as determined by Agent) shall be Singapore Obligations, secured by the applicable Collateral; all Protective Advances allocable to the U.S. Obligations (as determined by Agent) shall be U.S. Obligations, secured by the applicable Collateral. All Protective Advances shall be treated for all purposes as Extraordinary Expenses. Each Lender shall participate in each Protective Advance on a Pro Rata basis. Required Lenders may at any time revoke Agent’s authority to make further Protective Advances by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

2.1.7. Increases in Revolver Commitments.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

(a) Provided there exists no Default or Event of Default, and subject to the other terms and conditions of this Section 2.1.7, upon notice to Agent and Lenders Borrower Agent (on behalf of Borrowers) may request, twice during the term of this Agreement, that the Revolver Commitments be increased by an aggregate amount equal to $30,000,000. Each Lender shall notify Agent within 10 Business Days from the date of delivery of each such notice whether or not it agrees to increase its Revolver Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolver Commitment. Agent shall notify Borrower Agent and each Lender of the Lenders’ responses to each request made hereunder. If the existing Lenders shall have declined to provide the full amount of the requested increase, to achieve the full amount of the requested increase Agent may (in consultation with Borrower Agent), request that additional lending institutions that constitute Eligible Assignees become Lenders pursuant to a joinder agreement in form and substance satisfactory to Agent and its counsel. Nothing in this Agreement shall be construed to obligate any Lender to increase its Revolver Commitment.

(b) If the Revolver Commitments are increased in accordance with this Section 2.1.7, Agent and Borrowers shall determine the effective date of each such increase in the Revolver Commitment (the date of each such increase being the “Increase Effective Date”), and Agent shall determine the final allocation of such increase. Agent shall promptly notify Borrower Agent and the Lenders of the final allocation of such increase and the applicable Increase Effective Date. As a condition precedent to such increase, (i) Agent shall have received amendments to this Agreement and the Loan Documents, joinder agreements, and all other promissory notes, agreements, documents and instruments requested by Agent in its discretion; and (ii) Borrowers shall (A) pay to Agent (1) for the account of each Lender that is increasing its Revolver Commitment, a closing fee as agreed by Borrower Agent and such Lenders, and (2) for Agent’s own account the fees and reasonable expenses of Agent incurred in connection with such increase; and (B) deliver to Agent a certificate of a Senior Officer of Borrower Agent dated as of the applicable Increase Effective Date, certifying (1) attached true and correct copies of the resolutions adopted by Borrowers approving or consenting to such increase, and (2) that, before and after giving effect to such increase, (x) the representations and warranties contained in Section 9 of the Agreement and the other Loan Documents are true and correct in all material respects on and as of the applicable Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (y) no Default or Event of Default exists.

2.2. Letter of Credit Facility.

2.2.1. Issuance of Letters of Credit. Issuing Bank agrees to issue Letters of Credit from time to time until 30 days prior to the Revolver Termination Date (or until

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a) Each Borrower acknowledges that Issuing Bank’s willingness to issue any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance from the applicable Borrower (or Borrower Agent on behalf of Singapore Borrower); (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any funding risk associated with the Defaulting Lender. If Issuing Bank receives written notice from a Lender at least five Business Days before issuance of a Letter of Credit that any LC Condition has not been satisfied, Issuing Bank shall have no obligation to issue the requested Letter of Credit (or any other) until such notice is withdrawn in writing by that Lender or until Required Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b) Letters of Credit may be requested by a Borrower only (i) to support obligations of such Borrower incurred in the Ordinary Course of Business; or (ii) for other purposes as Agent and Lenders may approve from time to time in writing. The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of Issuing Bank.

(c) Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary. In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative. Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any. Letter of Credit.

(d) In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.2.2. Reimbursement; Participations.

(a) If Issuing Bank honors any request for payment under a Letter of Credit, the applicable Borrower shall pay to Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for U.S. Base Rate Revolver Loans, in the case of the U.S. LC Obligations, and the Singapore Base Rate Revolver Loans, in the case of the Singapore LC Obligations, in each case from the Reimbursement Date until payment by the applicable Borrower. The obligation of each Borrower to reimburse Issuing Bank for any payment made under a Letter of Credit issued on its behalf shall be absolute, unconditional and irrevocable, and shall be paid without regard to any lack of validity or enforceability of any such Letter of Credit or the existence of any claim, setoff, defense or other right that any Borrower may have at any time against the beneficiary. Whether or not a Borrower or Borrower Agent submits a Notice of Borrowing, U.S. Borrower shall be deemed to have requested a Borrowing of U.S. Base Rate Revolver Loans and/or Singapore Borrower shall be deemed to have requested a Borrowing of Singapore Base Rate Revolver Loans, in each case in an amount necessary to pay all amounts due Issuing Bank by such Borrower on the applicable Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Revolver Commitments

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to such Letter of Credit. If Issuing Bank makes any payment under a Letter of Credit and the applicable Borrower does not reimburse such payment on the applicable. Reimbursement Date, Agent shall promptly notify Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, such Lender’s Pro Rata share of such payment. Upon request by a Lender, Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

(c) The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations. Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents. Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor. Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d) No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct. Issuing Bank shall not have any liability to any Lender if Issuing Bank refrains from any action under any Letter of Credit or LC Documents until it receives written instructions from Required Lenders.

2.2.3. Cash Collateral. If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that Aggregate Availability is less than zero, (c) after the Commitment

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Termination Date, or (d) within 10 Business Days prior to the Revolver Termination Date, each Borrower shall, at Issuing Bank’s or Agent’s request, Cash Collateralize the stated amount of all its outstanding Letters of Credit and pay to the applicable Issuing Bank the amount of all its other LC Obligations. Each Borrower shall, within five Business Days after demand by the applicable Issuing Bank or Agent from time to time, Cash Collateralize its LC Obligations that relate to any Defaulting Lender. If either Borrower fails to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans to such Borrower (which Revolver Loans shall accrue interest at the Base Rate plus (i) the Applicable Margin for U.S. Base Rate Revolver Loans, in the case of U.S. Borrower, or (ii) the Applicable Margin for Singapore Base Rate Loans, in the case of Singapore Borrower), the amount of the Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).

SECTION 3. INTEREST, FEES AND CHARGES

3.1. Interest.

3.1.1. Rates and Payment of Interest.

(a) The Obligations shall bear interest (i) if a U.S. Base Rate Revolver Loan, at the Base Rate in effect from time to time, plus the Applicable Margin for U.S. Base Rate Revolver Loans; (ii) if a LIBOR Revolver Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin for LIBOR Revolver Loans; (iii) if a Singapore Base Rate Revolver Loan, at the Base Rate in effect from time to time, plus the Applicable Margin for Singapore Base Rate Revolver Loans; (iv) if a SIBOR Revolver Loan, at SIBOR for the applicable Interest Period, plus the Applicable Margin for SIBOR Revolver Loans; (v) if a Singapore Swap Rate Revolver Loan, at the SWAP Rate for the applicable Interest Period, plus the Applicable Margin for Singapore Swap Rate Revolver Loans; (vi) if any other Singapore Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Singapore Base Rate Revolver Loans; and (vii) if any other U.S. Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for U.S. Base Rate Revolver Loans. Interest shall accrue from the date the Revolver Loan is advanced or the Obligation is incurred or payable, until paid by the applicable Borrower. If a Revolver Loan is repaid on the same day made, one day’s interest shall accrue.

(b) During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment). Each Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for such added cost and expense.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

(c) Interest accrued on the Revolver Loans shall be due and payable in arrears, (i) on the first day of each month, in the case of each Base Rate Revolver Loan, and on the last day of each applicable Interest Period, in the case of each Fixed Rate Loan; (ii) on any date of prepayment, with respect to the principal amount of Revolver Loans being prepaid; and (iii) on the Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2. Application to Fixed Rate Loans.

(a) Each Borrower (or Borrower Agent on behalf of Singapore Borrower) may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of its Base Rate Revolver Loans to, or to continue any Fixed Rate Loan at the end of its Interest Period as, a LIBOR Revolver Loan, in the case of U.S. Borrower, or a SIBOR Revolver Loan or a Singapore Swap Rate Revolver Loan, in the case of Singapore Borrower. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Revolver Loan may be made, converted or continued as a Fixed Rate Loan.

(b) Whenever a Borrower desires to convert or continue Revolver Loans as Fixed Rate Loans, such Borrower (or Borrower Agent on behalf of Singapore Borrower) shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. (Local Time) at least three Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the aggregate principal amount of Revolver Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified). If, upon the expiration of any Interest Period in respect of any Fixed Rate Loans, the applicable Borrower shall have failed to deliver a Notice of Conversion/Continuation, it shall be deemed to have elected to convert (a) such Fixed Rate Loans that are LIBOR Revolver Loans into U.S. Base Rate Revolver Loans, and (b) such Fixed Rate Loans that are SIBOR Revolver Loans or Singapore Swap Rate Revolver Loans into Singapore Base Rate Revolver Loans.

3.1.3. Interest Periods. In connection with the making, conversion or continuation of any Fixed Rate Loan, the applicable Borrower shall select an interest period (“Interest Period”) to apply, which interest period shall be 30, 60, or 90 days; provided, however, that:

(a) the Interest Period shall commence on the date the Revolver Loan is made or continued as, or converted into, the applicable Fixed Rate Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

(b) if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c) no Interest Period shall extend beyond the Revolver Termination Date.

3.1.4. Interest Rate Not Ascertainable. If Agent shall determine that on any date for determining the interest rate for any Fixed Rate Loan, due to any circumstance affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rates related thereto, then Agent shall immediately notify Borrower Agent of such determination. Until Agent notifies Borrower Agent that such circumstance no longer exists, the obligation of Lenders to make the affected Fixed Rate Loans shall be suspended and no further Revolver Loans may be converted into or continued as such affected Fixed Rate Loans.

3.2. Fees.

3.2.1. Unused Line Fee. Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a per annum fee equal to the unused line fee referred to in the definition of Applicable Margin on the amount by which the Revolver Commitments exceed the average daily balance of Revolver Loans and stated amount of Letters of Credit during any month. Such fee shall be payable in arrears, on the first day of each month and on the Commitment Termination Date.

3.2.2. LC Facility Fees. (a) (i) U.S. Borrower shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for LIBOR Revolver Loans on the average daily stated amount of U.S. Letters of Credit, and (ii) Singapore Borrower shall pay to Agent, for the benefit of Lenders, a fee equal to the Applicable Margin in effect for SIBOR Revolver Loans on the average daily stated amount of Singapore Letters of Credit, in each case which fees shall be payable monthly in arrears, on the first day of each month; (b) each Borrower shall pay to Agent, for its own account, a fronting fee equal to 0.125% of the stated amount of each Letter of Credit issued on its behalf, which fee shall be payable upon issuance of each Letter of Credit, on each one year anniversary date of the issuance of each Letter of Credit and on the date of any increase in the stated amount of any Letter of Credit made between any such dates; and (c) each. Borrower shall pay to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of each Letter of Credit issued on its behalf, in each case which charges shall be paid as and when incurred. During an Event of Default, the fees payable under this Section 3.2.2 shall be increased by 2% per annum.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

3.2.3. Closing Fee. U.S. Borrower shall pay to Agent, for the Pro Rata benefit of Lenders, a closing fee of $150,000, which shall be paid concurrently with the funding of the initial Revolver Loans hereunder.

3.2.4. Agent Fees. In consideration of Agent’s syndication of the Revolver Commitments and service as Agent hereunder, U.S. Borrower shall pay to Agent, for its own account, the fees described in the Fee Letter.

3.3. Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.7, 3.9 or 5.8, submitted to Borrower Agent by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

3.4. Reimbursement Obligations. Borrowers shall reimburse Agent for all Extraordinary Expenses. Borrowers shall also reimburse Agent for all reasonable legal, accounting, appraisal, consulting, and other fees, costs and expenses (including, without limitation, reasonable travel expenses) incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party. All reasonable legal, accounting and consulting fees shall be charged to Borrowers by Agent’s professionals at their full hourly rates, regardless of any reduced or alternative fee billing arrangements that Agent, any Lender or any of their Affiliates may have with such professionals with respect to this or any other transaction. If, for any reason (including inaccurate reporting on financial statements or a Compliance Certificate), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Agent, for the Pro Rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrowers under this Section shall be due and payable on demand.

3.5. Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

its applicable Lending Office to make, maintain or fund a Fixed Rate Loan, or to determine or charge interest rates with respect thereto, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue affected Fixed Rate Loans or to convert U.S. Base Rate Revolver Loans to LIBOR Revolver Loans, or Singapore Base Rate Revolver Loans to SIBOR Revolver Loans or Singapore Swap Rate Revolver Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers shall prepay or, if applicable, convert all affected Fixed Rate Loans of such Lender to U.S. Base Rate Revolver Loans, in the case the affected Fixed Rate Loan is a LIBOR Revolver Loan, or to Singapore Base Rate Revolver Loans, in the case the affected Fixed Rate Loan is a SIBOR Revolver Loan or a Singapore Swap Rate Revolver Loan, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain the affected Fixed Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain the affected Fixed Rate Loans. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6. Inability to Determine Rates. If Required Lenders notify Agent for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, a Fixed Rate Loan that (a) Dollar deposits are not being offered to banks in the applicable interbank market for the applicable amount and Interest Period of such affected Fixed Rate Loan, (b) adequate and reasonable means do not exist for determining the interest rate with respect thereto for the requested Interest Period, or (c) the interest rate with respect to an affected Fixed Rate Loan for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such affected Fixed Rate Loan, then Agent will promptly so notify Borrower Agent and each Lender. Thereafter, the obligation of Lenders to make or maintain such Type of Fixed Rate Loans shall be suspended until Agent (upon instruction by Required Lenders) revokes such notice. Upon receipt of such notice, Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of an affected Fixed Rate Loan or, failing that, will be deemed to have submitted a request for a U.S. Base Rate Revolver Loan, in the case the affected Fixed Rate Loan is a LIBOR Revolver Loan, or a Singapore Base Rate Revolver Loan, in the case the affected Fixed Rate Loan is a SIBOR Revolver Loan or a Singapore Swap Rate Revolver Loan.

3.7. Increased Costs; Capital Adequacy.

3.7.1. Change in Law. If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR, SIBOR or the SWAP Rate, as applicable) or Issuing Bank;

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

(b) subject any Lender or Issuing Bank to any Tax with respect to any Revolver Loan, Loan Document, Letter of Credit or participation in LC Obligations, or change the basis of taxation of payments to such Lender or Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.8 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or Issuing Bank); or

(c) impose on any Lender or Issuing Bank or the applicable interbank market any other condition, cost or expense affecting any Revolver Loan, Loan Document, Letter of Credit or participation in LC Obligations; and the result thereof shall be to increase the cost to such Lender of making or maintaining any Fixed Rate Loan (or of maintaining its obligation to make any such Fixed Rate Loan), or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

3.7.2. Capital Adequacy. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitments, Revolver Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, Issuing Bank’s and holding company’s policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

3.7.3. Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

3.8. Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if either Borrower is required to pay additional amounts with respect to a Lender under Section 5.8, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it. Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9. Funding Losses. If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, any Fixed Rate Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a Fixed Rate Loan occurs on a day other than the end of its Interest Period, or (c) Borrowers fail to repay a Fixed Rate Loan when required hereunder, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, including loss of anticipated profits and any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds. Lenders shall not be required to purchase Dollar deposits in the applicable interbank market or any other offshore Dollar market to fund any applicable Fixed Rate Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund the applicable Fixed Rate Loans.

3.10. Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

3.11. Market Disruption Event. If a Market Disruption Event occurs:

(a) the rate of interest of each Lender’s share of the relevant SIBOR Revolver Loan or Singapore SWAP Rate Revolver Loan for the applicable Interest Period shall be the rate per annum equal to the sum of:

(i) the Applicable Margin; plus

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

(ii) the higher of (x) the rate notified to Agent by such Lender, as soon as practicable and in any event before interest is due to be paid in respect of such Interest Period, to be that which expresses as a percentage rate per annum the cost to such Lender of funding such Loan from whatever source such Lender may reasonably select and (y) SIBOR or the SWAP Rate, as applicable; and

(b) (i) if Agent or Singapore Borrower requires, Agent and Singapore Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing on a substitute basis for determining the applicable rate of interest;

(ii) any alternative interest rate agreed to between Agent and Singapore Borrower pursuant to the preceding clause (i) above shall, with the prior consent of all Lenders and Borrowers, be binding on all Lenders and Borrowers.

For the avoidance of doubt, in the event that no substitute basis for determining the rate of interest is agreed at the end of such 30 day period, the rate of interest with respect to relevant Loans shall continue to be determined in accordance with the terms of this Agreement.

SECTION 4. LOAN ADMINISTRATION

4.1. Manner of Borrowing and Funding Revolver Loans.

4.1.1. Notice of Borrowing.

(a) Whenever a Borrower desires funding of a Borrowing of Revolver Loans, Borrower (or Borrower Agent on behalf of Singapore Borrower) shall give Agent a Notice of Borrowing (which Notice of Borrowing, in the case of Singapore Borrower, shall be in the form of Exhibit E, unless otherwise agreed by Agent) Such notice must be received by Agent no later than 11:00 a.m. (Local Time) (i) on the Business Day of the requested funding date, in the case of Base Rate Revolver Loans, and (ii) at least three Business Days prior to the requested funding date, in the case of Fixed Rate Loans. Notices received after 11:00 a.m. (Local Time) shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the principal amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) the Type of Revolver Loan that is requested, and (D) in the case of requested Fixed Rate Loans, the duration of the applicable Interest Period (which shall be deemed to be 30 days if not specified).

(b) Unless payment is otherwise timely made by the applicable Borrower, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Bank Product Debt) shall be deemed to be a request for U.S. Base Rate Revolver Loans, in the case of

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

any of the foregoing constituting U.S. Obligations, and Singapore Base Rate Revolver Loans, in the case of any of the foregoing constituting Singapore Obligations, in each case on the due date, in the amount of such Obligations. The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation. In addition, Agent may, at its option, charge such Obligations against any operating, investment or other account of the applicable Borrower maintained with Agent or any of its Affiliates.

(c) If any Borrower establishes a controlled disbursement account with Agent or any Affiliate of Agent, then the presentation for payment of any check or other item of payment drawn on such account at a time when there are insufficient funds to cover it shall be deemed to be a request for U.S. Base Rate Revolver Loans, in the case of any of the foregoing relating to the U.S. Obligations, and Singapore Base Rate Revolver Loans, in the case of any of the foregoing relating to the Singapore Obligations, in each case on the date of such presentation, in the amount of the check and items presented for payment. The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.

4.1.2. Fundings by Lenders. Each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested hereunder. Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon (Local Time) on the proposed funding date for Base Rate Revolver Loans or by 3:00 p.m. (Local Time) at least two Business Days before any proposed funding of Fixed Rate Loans. Each Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. (Local Time) on the requested funding date, unless Agent’s notice is received after the times provided above, in which event Lender shall fund its Pro Rata share by 11:00 a.m. (Local Time) on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by the applicable Borrower (or Borrower Agent on behalf of such Borrower). Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to the applicable Borrower. If a Lender’s share of any Borrowing or of any settlement pursuant to Section 4.1.3(b) is not received by Agent, then the applicable Borrower agrees to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing.

4.1.3. Swingline Loans; Settlement.

(a) Agent may, but shall not be obligated to, advance Swingline Loans to Borrowers, up to an aggregate outstanding amount of $4,000,000, unless the funding is

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

specifically required to be made by all Lenders hereunder. Each Swingline Loan shall constitute a Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account. The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.

(b) To facilitate administration of the Revolver Loans, Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that settlement among them with respect to Swingline Loans and other Revolver Loans may take place on a date determined from time to time by Agent, which shall occur at least once each week. On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by Agent to Lenders. Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by Borrower or any provision herein to the contrary. Each Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied. If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then each Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Swingline Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefor.

4.1.4. Notices. Each Borrower authorizes Agent and Lenders to extend, convert or continue Revolver Loans, effect selections of interest rates, and transfer funds to or on behalf of Borrowers based on telephonic or e-mailed instructions. The applicable Borrower (or the Borrower Agent) shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs in any material respect from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern. Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower’s behalf.

4.2. Defaulting Lender. Agent may (but shall not be required to), in its discretion, retain any payments or other funds received by Agent that are to be provided to a Defaulting Lender hereunder, and may apply such funds to such Lender’s defaulted obligations or readvance the funds to Borrowers in accordance with this Agreement. The failure of any Lender to fund a Revolver Loan, to make any payment in respect of LC Obligations or to otherwise perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender. Lenders and Agent agree that, solely for purposes of

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

determining a Defaulting Lender’s right to vote on matters relating to the Loan Documents and to share in payments, fees and Collateral proceeds thereunder, a Defaulting Lender shall not be deemed to be a “Lender” until all its defaulted obligations have been cured.

4.3. Number and Amount of Fixed Rate Loans; Determination of Rate. Each Borrowing of Fixed Rate Loans when made shall be in a minimum amount of $1,000,000, plus any increment of $100,000 in excess thereof. No more than 6 Borrowings of Fixed Rate Loans may be outstanding at any time, and all Fixed Rate Loans of a Borrower having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose. Upon determining the applicable interest rate for any Interest Period requested by a Borrower, Agent shall promptly notify Borrower Agent thereof by telephone or electronically and, if requested by Borrower Agent, shall confirm any telephonic notice in writing.

4.4. Borrower Agent. Each Borrower hereby designates U.S. Borrower (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Revolver Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications with Agent, Issuing Bank or any Lender, preparation and delivery of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

4.5. One Obligation. The Revolver Loans, LC Obligations and other Obligations shall constitute one general obligation of U.S. Borrower and (unless otherwise expressly provided in any Loan Document) shall be secured by Agent’s Lien upon all Collateral of U.S. Borrower; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of U.S. Borrower’s liability with respect to the Singapore Obligations.

4.6. Effect of Termination. On the effective date of any termination of the Revolver Commitments, all Obligations shall be immediately due and payable, and any Lender may terminate its and its Affiliates’ Bank Products (including, only with the consent of Agent, any Cash Management Services). Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until Full Payment of the Obligations. Notwithstanding

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Agent receives (a) a written agreement, executed by Borrowers and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such damages; or (b) such Cash Collateral as Agent, in its discretion, deems necessary to protect against any such damages. Sections 2.2, 3.4, 3.7, 3.9, 5.5, 5.8, 5.9, 12, 14.2 and this Section, and the obligation of each Obligor and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.

SECTION 5. PAYMENTS

5.1. General Payment Provisions. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon (Local Time) on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a Fixed Rate Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Any prepayment of Revolver Loans shall be applied (a) in the case of U.S. Borrower, first, to U.S. Base Rate Revolver Loans and then to LIBOR Revolver Loans and (b) in the case of Singapore Borrower, first, to Singapore Base Rate Revolver Loans, second, to Singapore Swap Rate Revolver Loans and third, to SIBOR Revolver Loans.

5.2. Repayment of Revolver Loans. Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium. All Net Proceeds shall be applied to the Revolver Loans; provided, that (a) the Net Proceeds from the property and assets of Singapore Borrower or Foreign Subsidiaries shall be applied solely to the Singapore Obligations, and (b) the Net Proceeds from the property or assets of U.S. Borrower and Domestic Subsidiaries shall be applied, first, to the U.S. Obligations and, second, following Full Payment of the U.S. Obligations, to the Singapore Obligations. Notwithstanding anything herein to the contrary, if an Overadvance exists, the applicable Borrower shall, on the sooner of Agent’s demand or the first Business Day after such Borrower has knowledge thereof, repay its outstanding Revolver Loans in an amount sufficient to reduce the principal balance of Revolver Loans to the U.S. Borrowing Base or Singapore Borrowing Base, as the case may be.

5.3. Payment of Other Obligations. Obligations other than Revolver Loans, including LC Obligations and Extraordinary Expenses, shall be paid by the applicable Borrower as provided in the Loan Documents or, if no payment date is specified, on demand.

5.4. Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or Agent, Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential,

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens securing such Obligation, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.5. Post-Default Allocation of Payments.

5.5.1. Allocation. Notwithstanding anything herein to the contrary, during an Event of Default, monies to be applied to the U.S. Obligations or the Singapore Obligations, as the case may be,, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated to such Obligations as follows:

(a) FIRST, to all costs and expenses, including Extraordinary Expenses, owing to Agent;

(b) SECOND, to all amounts owing to Agent on Swingline Loans;

(c) THIRD, to all amounts owing to Issuing Bank on LC Obligations;

(d) FOURTH, to all Obligations constituting fees (excluding amounts relating to Bank Products);

(e) FIFTH, to all Obligations constituting interest (excluding amounts relating to Bank Products);

(f) SIXTH, to provide Cash Collateral for outstanding Letters of Credit;

(g) SEVENTH, to all other Obligations, other than Bank Product Debt; and

(h) LAST, to Bank Product Debt.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. Notwithstanding the above, any application of proceeds from Collateral that does not secure the U.S. Obligations shall be made solely in respect of the Singapore Obligations. The allocations set forth in this Section are solely to determine the rights and priorities of Agent and Lenders as among themselves, and may be changed by agreement among them without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Borrower.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

5.5.2. Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.6. Application of Payments. The ledger balance in the main Dominion Account of Singapore Borrower as of the end of a Business Day shall be applied to the Singapore Obligations at the beginning of the next Business Day. During any Trigger Period the ledger balance in the main Dominion Account of U.S. Borrower as of the end of a Business Day shall be applied, first, to the U.S. Obligations, and second, following Full Payment of the U.S. Obligations, to the Singapore Obligations, in each case at the beginning of the next Business Day. If, as a result of such application from a Dominion Account, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to the applicable Borrower as long as no Default or Event of Default exists. Each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against any Obligations that such Collateral secures, in such manner as Agent deems advisable.

5.7. Loan Account; Account Stated.

5.7.1. Loan Account. Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Debt of each Borrower resulting from each Revolver Loan or issuance of a Letter of Credit from time to time. Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of such Borrower to pay any amount owing hereunder. Agent may maintain a single Loan Account in the name of Borrower Agent.

5.7.2. Entries Binding. Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.8. Taxes.

5.8.1. Payments Free of Taxes. Except as otherwise provided herein, all payments by Obligors of Obligations shall be free and clear of and without reduction for any Taxes. If Applicable Law requires any Obligor or Agent to withhold or deduct any Tax (including backup withholding or withholding Tax), the withholding or deduction shall be based on information provided pursuant to Section 5.9 and Agent shall pay the

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

amount withheld or deducted to the relevant Governmental Authority. If the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by Borrowers shall be increased so that Agent, Lender or Issuing Bank, as applicable, receives an amount equal to the sum it would have received if no such withholding or deduction (including deductions applicable to additional sums payable under this Section) had been made. Without limiting the foregoing, Borrowers shall timely pay all Other Taxes to the relevant Governmental Authorities.

5.8.2. Payment. Borrowers shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Agent, Lenders and Issuing Bank for any Indemnified Taxes or Other Taxes (including those attributable to amounts payable under this Section) withheld or deducted by any Obligor or Agent, or paid by Agent, any Lender or Issuing Bank, with respect to any Obligations, Letters of Credit or Loan Documents, whether or not such Taxes were properly asserted by the relevant Governmental Authority, and including all penalties, interest and reasonable expenses relating thereto, as well as any amount that a Lender or Issuing Bank fails to pay indefeasibly to Agent under Section 5.8. A certificate as to the amount of any such payment or liability delivered to Borrower Agent by Agent, or by a Lender or Issuing Bank (with a copy to Agent), shall be conclusive, absent manifest error. As soon as practicable after any payment of Taxes by a Borrower, Borrower Agent shall deliver to Agent a receipt from the Governmental Authority or other evidence of payment satisfactory to Agent.

5.9. Lender Tax Information.

5.9.1. Status of Lenders. Each Lender shall deliver documentation and information to Agent and Borrower Agent, at the times and in form required by Applicable Law or reasonably requested by Agent or Borrower Agent, sufficient to permit Agent or Borrowers to determine (a) whether or not payments made with respect to Obligations are subject to Taxes, (b) if applicable, the required rate of withholding or deduction, and (c) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes for such payments or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

5.9.2. Documentation. If a Borrower is resident for tax purposes in the United States, any Lender that is a “United States person” within the meaning of section 7701(a)(30) of the Code shall deliver to Agent and Borrower Agent IRS Form W-9 or such other documentation or information prescribed by Applicable Law or reasonably requested by Agent or Borrower Agent to determine whether such Lender is subject to backup withholding or information reporting requirements. If any Foreign Lender is entitled to any exemption from or reduction of withholding tax for payments with respect to the Obligations, it shall deliver to Agent and Borrower Agent, on or prior to the date on which it becomes a Lender hereunder (and from time to time thereafter upon request

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

by Agent or Borrower Agent, but only if such Foreign Lender is legally entitled to do so), (a) IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (b) IRS Form W-8ECI; (c) IRS Form W-8IMY and all required supporting documentation; (d) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, IRS Form W-8BEN and a certificate showing such Foreign Lender is not (i) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of any Obligor within the meaning of section 881(c)(3)(B) of the Code, or (iii) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code; or (e) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in withholding tax, together with such supplementary documentation necessary to allow Agent and Borrowers to determine the withholding or deduction required to be made.

5.9.3. Lender Obligations. Each Lender and Issuing Bank shall promptly notify Borrower Agent and Agent of any change in circumstances that would change any claimed Tax exemption or reduction. Each Lender and Issuing Bank shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Borrowers and Agent for any Taxes, losses, claims, liabilities, penalties, interest and expenses (including reasonable attorneys’ fees) incurred by or asserted against a Borrower or Agent by any Governmental Authority due to such Lender’s or Issuing Bank’s failure to deliver, or inaccuracy or deficiency in, any documentation required to be delivered by it pursuant to this Section 5.9. Each Lender and Issuing Bank authorizes Agent to set off any amounts due to Agent under this Section 5 against any amounts payable to such Lender or Issuing Bank under any Loan Document.

5.10. Nature and Extent of Certain Liabilities.

5.10.1. Joint and Several Liability. U.S. Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, the Singapore Obligations. U.S. Borrower agrees that such guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment thereof, and that such guaranty is absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Singapore Obligations or Loan Document, or any other document, instrument or agreement to which Singapore Borrower is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Singapore Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of Singapore Borrower; (e) any election by Agent or any Lender in an

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by Singapore Borrower in connection with any Insolvency Proceeding; (g) the disallowance of any claims of Agent or any Lender against Singapore Borrower for the repayment of any Obligations in connection with any Insolvency Proceeding or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations. U.S. Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

5.10.2. Extent of Liability; Contribution.

(a) Notwithstanding Section 5.10.1, U.S. Borrower shall not make any payment pursuant thereto if, as a result thereof, such payment would be rendered voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(b) Nothing contained in this Section 5.10 shall limit the liability of U.S. Borrower to pay Revolver Loans made directly or indirectly to U.S. Borrower (including Revolver Loans advanced to Singapore Borrower and then re-loaned or otherwise transferred to, or for the benefit of, U.S. Borrower), LC Obligations relating to Letters of Credit issued to support U.S. Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which U.S. Borrower shall be primarily liable for all purposes hereunder

5.10.3. Subordination. U.S. Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.

5.10.4. Joint Enterprise. Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease the administration of their relationship with Lenders, all to the mutual advantage of Borrowers. Borrowers acknowledge and agree that Agent’s and Lenders’ willingness to extend credit to Borrowers and to administer the Collateral on a combined basis, as set forth herein, is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.10.5. Waivers. Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to,

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Obligations. It is agreed among each Borrower, Agent and Lenders that the provisions of this Section 5.10 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Revolver Loans and issue Letters of Credit. Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non judicial sale or enforcement, without affecting any rights and remedies under this Section 5.10. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Agent may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.10, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

SECTION 6. CONDITIONS PRECEDENT

6.1. Conditions Precedent to Initial Revolver Loans. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Revolver Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a) Notes shall have been executed by Borrowers and delivered to each Lender that requests issuance of a Note. Each other Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

(b) Agent shall have received acknowledgments of all filings or recordations necessary to perfect its first priority Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c) Agent shall have received all notices of assignment and acknowledgments thereto signed by each Person to whom that notice or acknowledgment was addressed, all as required in accordance with Clause 3 (Notices) of the Singapore Debenture and Clause 5 (Perfection) of the UK Debenture.

(d) [Reserved]

(e) Agent shall have received from U.S. Borrower the original share certificate in respect of the Equity Interests of MFlex Cayman, together with signed but undated blank stock transfer forms in respect thereof and evidence of the completion of all filings with applicable Governmental Authorities.

(f) Agent shall have received from MFlex Cayman the original share certificates in respect of the Equity Interests of Singapore Borrower, together with signed but undated blank share transfer forms in respect thereof and evidence of the completion of all filings with applicable Governmental Authorities.

(g) Agent shall have received true and correct copies of the Pelikon Notes and the Pelikon Contingent Note.

(h) Agent shall have received duly executed agreements establishing each Dominion Account and related lockbox (if any), in form and substance satisfactory to Agent.

(i) Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Borrower certifying that, after giving effect to any Revolver Loans made on the Closing Date and transactions hereunder, (i) such Borrower is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct; and (iv) such Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(j) Agent shall have received a certificate of a director or secretary or assistant secretary of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(k) Agent shall have received a written opinion of Morrison & Foerster LLP, Rajah & Tann LLP, Mayer Brown International LLP, Maples and Calder and Burges Salmon, each in form and substance satisfactory to Agent.

(l) Agent shall have received copies of the charter documents of each Obligor, which charter documents in the case of US Borrower and Aurora Optical shall be certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Agent shall have received, where available, good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(m) Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by U.S. Borrower and other Obligors (other than Singapore Borrower), all in compliance with the Loan Documents.

(n) Agent shall have completed its business, financial and legal due diligence of Obligors, including a roll-forward of its previous field examination, with results satisfactory to Agent. No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since September 30, 2008.

(o) Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date.

(p) Agent shall have received a Borrowing Base Certificate for each Borrower prepared as of January 31, 2009. Upon giving effect to the initial funding of Revolver Loans and issuance of Letters of Credit, and the payment by Borrowers of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, the Aggregate Availability shall be at least $30,000,000.

(q) Agent shall have received the initial Capital Expenditures Budget for the period from October 1, 2008 to September 30, 2009.

6.2. Conditions Precedent to All Credit Extensions. Agent, Issuing Bank and Lenders shall not be required to fund any Revolver Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of a Borrower, unless the following conditions are satisfied:

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

(a) No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b) The representations and warranties of each Obligor in the Loan Documents shall be true and correct on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

(c) All conditions precedent in any other Loan Document shall be satisfied;

(d) No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect; and

(e) With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by Borrowers for funding of a Revolver Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by the applicable Borrower that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant. As an additional condition to any funding, issuance or grant, Agent shall have received such other information, documents, instruments and agreements as it deems appropriate in connection therewith.

SECTION 7. COLLATERAL

7.1. Grant of Security Interest

7.1.1. Grant of Security Interest by Borrowers. To secure the prompt payment and performance of all Obligations, in the case of U.S. Borrower, and Singapore Obligations, in the case of Singapore Borrower, each Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all of the following personal Property of such Borrower, whether now owned or hereafter acquired, and wherever located:

(a) all Accounts;

(b) all Chattel Paper, including electronic chattel paper;

(c) all Commercial Tort Claims;

(d) all Deposit Accounts;

(e) all Documents;

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

(f) all General Intangibles, excluding Intellectual Property;

(g) all Goods, including Inventory and fixtures but excluding Equipment;

(h) all Instruments;

(i) all Investment Property,;

(j) all Letter-of-Credit Rights;

(k) all Supporting Obligations;

(l) all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(m) without limiting the other terms of this Section, all Equity Interests described on Part A of Schedule 7.1 attached hereto (as such Schedule may be amended or supplemented from time to time, collectively, the “Pledged Equity Interests”), together with all other Equity Interests of each Subsidiary of Borrowers (other than MFC1, MFC2, M-Flex Chengdu Co., Ltd. and MFlex Malaysia);

(n) all Pledged Notes described on Part B of Schedule 7.1 attached hereto (as such Schedule may be amended or supplemented from time to time), together with all other notes evidencing the Debt permitted by Section 10.2.1(m) (collectively, the “Pledged Notes”);

(o) all accessions to, substitutions for, distributions, interest and other payments and rights, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(p) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

7.1.2. Grant of Security Interest by Singapore Borrower. To secure the prompt payment and performance of all Singapore Obligations, pursuant to the Singapore Debenture Singapore Borrower has also granted to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon the personal Property of Singapore Borrower as provided therein.

7.1.3. Obligations Secured Generally. Notwithstanding any provision of any Loan Document to the contrary, in no event shall any assets of any Foreign Subsidiary that is treated as a corporation for U.S. federal income tax purposes (including any Equity

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Interest of any other Person owned by such Foreign Subsidiary) secure any Obligations other than the Singapore Obligations; provided that notwithstanding the foregoing, it is agreed that the U.S. Obligations are secured by (a) 66% of the total combined voting power of all classes of Equity Interests of any Foreign Subsidiary that are entitled to vote and 100% of the non-voting Equity Interests of any Foreign Subsidiary that is treated as a corporation for U.S. federal income tax purposes, in each case that is owned directly by U.S. Borrower or a Domestic Subsidiary, and (b) 100% of the assets of any Foreign Subsidiary that is not treated as a corporation for U.S. federal income tax purposes (a “Pass-through Foreign Subsidiary”) that is owned directly by U.S. Borrower or a Domestic Subsidiary; provided, further however, that if the assets of such Pass-through Foreign Subsidiary include any Equity Interest in another Foreign Subsidiary that is treated as a corporation for U.S. federal income tax purposes (such other Foreign Subsidiary, a “CFC Foreign Subsidiary”), then such Pass-through Foreign Subsidiary shall pledge 66% of the total combined voting power of all classes of Equity Interests in such CFC Foreign Subsidiary that are entitled to vote and 100% of the non-voting Equity Interests in such CFC Foreign Subsidiary. In the event the assets of the Pass-through Foreign Subsidiary described in the immediately preceding sentence include any direct Equity Interest in another Pass-through Foreign Subsidiary, then such other Pass-through Foreign Subsidiary shall be subject to the obligations described in the immediately preceding sentence.

7.2. Lien on Deposit Accounts; Cash Collateral.

7.2.1. Deposit Accounts. U.S. Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all amounts credited to any Deposit Account of U.S. Borrower, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept, to secure all of the Obligations. U.S. Borrower hereby authorizes and directs each bank or other depository to deliver to Agent, upon request during any Trigger Period, all balances in any Deposit Account maintained by U.S. Borrower, without inquiry into the authority or right of Agent to make such request.

7.2.2. Cash Collateral. Any Cash Collateral may be invested, at Agent’s discretion, in Cash Equivalents, but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Borrower, and shall have no responsibility for any investment or loss on funds invested in Cash Equivalents. Each Borrower hereby grants to Agent, for the benefit of Secured Parties, a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the Obligations (in the case of the Cash Collateral of U.S. Borrower) and the Singapore Obligations (in the case of the Cash Collateral of Singapore Borrower), whether such Cash Collateral is held in a Cash Collateral Account or elsewhere. Agent may apply Cash Collateral to the payment of any Obligations (in the case of the Cash Collateral of U.S. Borrower) and the Singapore Obligations (in the case of the Cash Collateral of Singapore Borrower), in such

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

order as Agent may elect, as they become due and payable. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent. No Borrower or other Person claiming through or on behalf of any Borrower shall have any right to any Cash Collateral, until Full Payment of all Obligations.

7.3. Other Collateral.

7.3.1. Commercial Tort Claims. U.S. Borrower shall promptly notify Agent in writing if U.S. Borrower has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000) and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to confer upon Agent (for the benefit of Secured Parties) a duly perfected, first priority Lien upon such claim.

7.3.2. Certain After-Acquired Collateral. U.S. Borrower shall promptly notify Agent in writing if, after the Closing Date, U.S. Borrower obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Investment Property or Letter-of-Credit Rights and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver; provided that, other than during a Trigger Period, U.S. Borrower shall not be required to deliver possession of any such Collateral to Agent having a fair market value of $25,000 or less. If any Collateral is in the possession of a third party, at Agent’s request, U.S. Borrower shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

7.4. Voting Rights; Dividends, Distributions and Payments.

(a) In the event that any dividend or distribution is to be paid on any Pledged Equity Interest or any payment of principal or interest is to be made on any Pledged Note at a time when an Event of Default has not occurred and is continuing, such dividend, distribution or payment may, subject to the terms of this Agreement, be paid directly to the relevant Person. In addition, prior to the occurrence and during the continuance of any Event of Default and receipt by any relevant Borrower of a notice described in Section 7.4(b)(ii), such Borrower may exercise is voting and other consensual rights with respect to the Pledged Equity Interests, provided that the same is exercised in a manner not inconsistent with the terms of this Agreement or any other Loan Document. Notwithstanding the foregoing, all distributions in the form of additional Equity Interests shall be paid and delivered to Agent and held as additional Collateral hereunder as herein provided.

(b) Each Borrower agrees that if any Event of Default shall have occurred and be continuing:

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

(i) such Borrower shall, promptly upon receipt thereof and without any request therefor by Agent, deliver (properly endorsed where required hereby or requested by Agent) to Agent all dividends, distributions, interest, principal, other cash payments and Proceeds of the Pledged Equity Interests and the Pledged Notes, all of which shall be held by Agent as additional Collateral; and

(ii) after Agent has notified such Borrower of Agent’s intention to exercise its voting power under this Section 7.4:

(A) Agent may exercise (to the exclusion of such Borrower) the voting power and all other incidental rights of ownership with respect to any Pledged Equity Interests, and such Borrower hereby grants Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Equity Interests; and

(B) such Borrower shall promptly deliver to Agent such additional proxies and other documents as may be necessary to allow Agent to exercise such voting power.

(c) All dividends, distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by any Borrower but which such Borrower is then obligated to deliver to Agent shall, until delivery to Agent, be held by such Borrower separate and apart from its other property in trust for Agent.

7.5. No Assumption of Liability. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral.

7.6. Further Assurances. Promptly upon request, Borrowers shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Borrower authorizes Agent to file any financing statement that indicates the Collateral as “all assets” or “all personal property” (other than Equipment, Intellectual Property and goodwill related thereto and Real Estate) of such Borrower, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

SECTION 8. COLLATERAL ADMINISTRATION

8.1. Borrowing Base Certificates. By Wednesday of each week (or, if for a period of not less than 30 consecutive days where the Aggregate Availability is at least 30% of the Revolver Commitment, by the 20th day of each month), Borrower Agent shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate (including a determination of ineligible Accounts) prepared as of the close of business of the previous week

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

or month, as the case may be, and such other times as Agent may request; provided that Borrower Agent shall not, in any event, be required to begin delivering a weekly Borrowing Base Certificate until the date 30 days after the Closing Date. All calculations of Aggregate Availability, Singapore Availability and U.S. Availability in any Borrowing Base Certificate shall originally be made by Borrower Agent and certified by a Senior Officer, provided that Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve, Singapore Availability or U.S. Availability.

8.2. Administration of Accounts.

8.2.1. Records and Schedules of Accounts. Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form satisfactory to Agent, on such periodic basis as Agent may request (which reports shall not be required to be delivered more frequently than the Borrowing Base Certificates are required to be delivered under Section 8.1, unless a Default or Event of Default has occurred and is continuing). Each Borrower shall also provide to Agent, on or before the 15th day of each month, a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request. If Accounts in an aggregate face amount of $500,000 or more cease to be Eligible Accounts for any reason other than the payment thereof in cash in accordance with its terms, Borrowers shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Borrower has knowledge thereof.

8.2.2. Taxes. If an Account of any Borrower includes a charge for any Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from a Borrower or with respect to any Collateral.

8.2.3. Account Verification. Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone or otherwise. Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

8.2.4. Maintenance of Dominion Account. Borrowers shall maintain Dominion Accounts with Bank of America pursuant to lockbox or other arrangements acceptable to Agent. Borrowers shall obtain an agreement (in form and substance satisfactory to Agent) from each lockbox servicer (if any) and Bank of America as Dominion Account bank, establishing Agent’s control over and Lien in the lockbox (if any) or Dominion Account, requiring immediate deposit of all remittances received in any lockbox to a Dominion Account, and waiving offset rights of such servicer, except for customary administrative charges; provided that, with respect to the Dominion Account of U.S. Borrower, such control may be exercised by Agent only during any Trigger Period. Agent and Lenders assume no responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5. Proceeds of Collateral. Each Borrower shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to the applicable Dominion Account (or a lockbox relating to a Dominion Account). If any Borrower or Subsidiary receives cash or Payment Items with respect to (a) any Collateral of U.S. Borrower, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit the same into a Dominion Account of U.S. Borrower or (b) any Collateral of Singapore Borrower, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit the same into a Dominion Account of Singapore Borrower.

8.3. Administration of Inventory.

8.3.1. Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports in form satisfactory to Agent, on such periodic basis (which reports shall not be required to be delivered more frequently than monthly, unless a Default or Event of Default has occurred and is continuing) as Agent may request. Each Borrower shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may reasonably request. Agent in the exercise of its reasonable discretion may participate in and observe each physical count.

8.3.2. Acquisition, Sale and Maintenance. No Borrower shall acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with Applicable Law in all material respects, including the FLSA. No Borrower shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require a Borrower to

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

repurchase such Inventory, except for Inventory that may be returned by a customer as a result of it being defective (including if such Inventory is a part of a lot where a specified percentage of such Inventory is defective), or it infringing on the Intellectual Property rights of any Person. Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located or, in lieu of making such rent payments, Agent shall impose an additional Rent and Charges Reserve in respect thereof.

8.4. Administration of Deposit Accounts. Schedule 8.4 sets forth all Deposit Accounts maintained by Borrowers and other Obligors, including all Dominion Accounts. Each Borrower and other Obligors shall take all actions necessary to establish Agent’s control of each such Deposit Account (other than an account exclusively used for payroll, payroll taxes or employee benefits, or other accounts containing in the aggregate not more that $50,000 for all such accounts at any time) by entering into Deposit Account Control Agreements with respect thereto. Each Borrower and other Obligor shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent) to have control over a Deposit Account or any Property deposited therein. Each Borrower shall (a) promptly notify Agent of any opening or closing of a Deposit Account and will amend Schedule 8.4 to reflect same and (b) agrees that as a condition to opening any Deposit Account (other than an account exclusively used for payroll, payroll taxes or employee benefits, or other accounts containing in the aggregate not more that $50,000 for all such accounts at any time) such Borrower or other applicable Obligor shall enter into a Deposit Account Control Agreement with respect thereto that is satisfactory to Agent.

8.5. General Provisions.

8.5.1. Location of Collateral. All Accounts of U.S. Borrower and Singapore Borrower shall be paid to the applicable Borrower at all times in the United States or Singapore, respectively. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrowers at the business locations set forth in Schedule 8.5.1, except that Borrowers may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.5; and (b) move Collateral to another location in the United States, Singapore or other location specified in Schedule 8.5.1 (or as amended thereafter upon 30 Business Days prior written notice to Agent), as applicable.

8.5.2. Insurance of Collateral; Condemnation Proceeds.

(a) Each Borrower and other Obligors shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) satisfactory to Agent. From time to time upon request, Borrowers shall deliver to Agent the originals or certified copies of its or other

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Obligors’ insurance policies and updated flood plain searches. Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as loss payee; (ii) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower, other Obligor or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Borrower or other Obligor fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor. Each Borrower and other Obligor agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Borrowers and other Obligors may settle, adjust or compromise any insurance claim, as long as the proceeds are deposited in a Dominion Account or otherwise delivered to Agent. If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.

(b) Any proceeds of insurance (other than proceeds payable to a third party, including from workers’ compensation or D&O insurance) and any awards arising from condemnation of any Collateral shall be paid to Agent. Any proceeds or awards (a) relating to the property and assets of Singapore Borrower and Foreign Subsidiaries that are Obligors shall be applied, first, to the Singapore Revolver Loans, and, second, to the other Obligations of Singapore Borrower, and (b) relating to the property and assets of U.S. Borrower or Domestic Subsidiaries shall be applied, first, to the U.S. Revolver Loans, second, to the other Obligations of U.S. Borrower, third, to the Singapore Revolver Loans, and fourth, the other Obligations of Singapore Borrower (it being agreed that no amounts shall be applied to any category of Obligations as so set forth until Full Payment thereof and then to the next category).

8.5.3. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by the Borrower on whose behalf the foregoing are incurred. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at the applicable Borrower’s sole risk.

8.5.4. Defense of Title to Collateral. Each Borrower shall at all times defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

8.6. Power of Attorney. Each Borrower hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent’s designee, may, without notice and in either its or a Borrower’s name, but at the cost and expense of Borrowers:

(a) endorse a Borrower’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control;

(b) (i) pay or discharge taxes and Liens levied or placed on or threatened against any Accounts of any Borrower or, (ii) after the occurrence and during the continuance of an Event of Default, pay or discharge taxes and Liens levied or placed on or threatened against any other Collateral; and

(c) After the occurrence and during the continuance an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Borrower’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Borrower’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Borrower is a beneficiary; and (xii) take all other actions as Agent reasonably deems appropriate to fulfill any Borrower’s obligations under the Loan Documents.

SECTION 9. REPRESENTATIONS AND WARRANTIES

9.1. General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Revolver Commitments, Revolver Loans and Letters of Credit, each Borrower represents and warrants that:

9.1.1. Organization and Qualification. Each Borrower and Obligor is duly organized, validly existing and, with respect to Obligors organized under the laws of a

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

political subdivision of the United States, in good standing under the laws of the jurisdiction of its organization. Each Subsidiary of a Borrower that is not an Obligor is duly organized, validly existing and, with respect to Obligors organized under the laws of a political subdivision of the United States, in good standing under the laws of the jurisdiction of its organization, except where the failure to be in good standing could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Borrower and Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

9.1.2. Power and Authority. Each Obligor is duly authorized to execute, deliver and perform its Loan Documents. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.

9.1.3. Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except that the Singapore Debenture, Singapore Share Charge and UK Share Charge are required to be stamped with the Inland Revenue Authority of Singapore and statements containing particulars of the Singapore Debenture and UK Share Charge, respectively, are required to be filed with the Accounting and Corporate Regulatory Authority of Singapore (each of which actions Borrowers agree to complete substantially concurrently with the occurrence of the Closing Date), and except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

9.1.4. Capital Structure. As of the Closing Date, Schedule 9.1.4 shows, for each Borrower and Subsidiary, its name, its jurisdiction of organization, its authorized Equity Interests (if any), and, except for U.S. Borrower, the number of issued Equity Interests, the holders of its Equity Interests, and all agreements binding on such holders with respect to their Equity Interests. Except as disclosed on Schedule 9.1.4, in the five years preceding the Closing Date, no Borrower or Subsidiary has been known as or used any corporate, fictitious or trade names, has acquired any substantial assets from any other Person nor been the surviving entity in a merger, amalgamation or combination. Each Borrower has good title to its Equity Interests in its Subsidiaries, subject only to Agent’s Lien, and all such Equity Interests are duly issued, fully paid and non-assessable. As of the Closing Date, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of Singapore Borrower or any Subsidiary of a Borrower. As of the Closing Date, no Obligor has an interest in a joint venture other than U.S.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Borrower’s ownership of approximately 14% of the Equity Interests in Cornerstone Equipment Management Inc.

9.1.5. Locations. As of the Closing Date, the chief executive offices and other places of business of Borrowers and Subsidiaries are shown on Schedule 8.5.1. Except as disclosed on Schedule 8.5.1, during the five years preceding the Closing Date, no Borrower or Subsidiary has owned or leased any other office or place of business.

9.1.6. Title to Properties; Priority of Liens. Each Borrower and Obligor has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens. Each Borrower and Obligor has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens.

9.1.7. Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto. Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:

(a) it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

(b) it arises out of a completed, bona fide sale and delivery of goods in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c) it is for a sum certain, maturing as stated in the invoice covering such sale, a copy of which has been furnished or is available to Agent on request;

(d) it is not subject to any offset, Lien (other than Agent’s Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e) no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

(f) no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g) to the best of Borrowers’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectibility of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against the Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

9.1.8. Financial Statements. The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder’s equity, of U.S. Borrower and its Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Borrowers and Subsidiaries at the dates and for the periods indicated, subject to the absence of footnotes and year end adjustments in the case of interim financial statements. All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time, it being understood that forecasts and projections are subject to uncertainties and contingencies and no assurance can be given that any forecast or projection will be realized. Since September 30, 2008, there has been no change in the condition, financial or otherwise, of any Borrower or Subsidiary that could reasonably be expected to have a Material Adverse Effect. No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading. As of the Closing Date each Borrower and Subsidiary is Solvent, and at all times thereafter, each Borrower and each Obligor is Solvent.

9.1.9. Surety Obligations. No Borrower or other Obligor is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

9.1.10. Taxes. Each Borrower and Subsidiary has filed all federal, state and local income and payroll tax returns, all other material federal, state and local tax returns and other material reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested or to the extent the maximum liability to

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

file any such tax return or pay any such taxes (in each case other than with respect to income or payroll taxes) is not reasonably expected to exceed $100,000 in the aggregate. The provision for Taxes on the books of each Borrower and Subsidiary is adequate in all material respects for all years not closed by applicable statutes, and for its current Fiscal Year.

9.1.11. Brokers. There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.12. Intellectual Property. Each Borrower and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others. There is no pending or, to any Borrower’s knowledge, threatened Intellectual Property Claim with respect to any Borrower, any Subsidiary or any of their Property (including any Intellectual Property), except where such Intellectual Property Claims could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 9.1.12 (or as amended thereafter with the consent of Agent), no Borrower or Subsidiary pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property. As of the Closing Date, all Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, any Borrower or Subsidiary is shown on Schedule 9.1.12.

9.1.13. Governmental Approvals. Each Borrower and Subsidiary is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except where the failure to be in compliance or good standing could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrowers and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where the absence of procurement or noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.14. Compliance with Laws. Each Borrower and Subsidiary has duly complied, and its Properties and business operations are in compliance with all Applicable Law, except where noncompliance could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of noncompliance issued to any Borrower or Subsidiary under any Applicable Law, except where any such noncompliance could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Inventory has been produced in violation of the FLSA to the extent applicable in the production thereof.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

9.1.15. Compliance with Environmental Laws. Except as disclosed on Schedule 9.1.15 or could otherwise not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, no Borrower’s or Subsidiary’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up. No Borrower or Subsidiary has received any Environmental Notice the substance of which, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No Borrower or Subsidiary has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it which, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

9.1.16. Burdensome Contracts. No Borrower or other Obligor is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. No Borrower or other Obligor is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.16. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.

9.1.17. Litigation. Except as shown on Schedule 9.1.17, there are no proceedings or investigations pending or, to any Borrower’s knowledge, threatened against any Borrower or Subsidiary, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect. No Borrower or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority of (i) the United States or any political subdivision thereof, (ii) the Republic of Singapore or any political subdivision thereof or (iii) any other jurisdiction if such default, either singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

9.1.18. No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Obligor is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of any Borrowed Money except where any of the foregoing is Properly Contested. There is no basis upon which any party (other than a Borrower or Subsidiary) could terminate a Material Contract prior to its scheduled termination date.

9.1.19. Benefit Plans.

(a) U.S. Benefit Plans. Except as disclosed on Schedule 9.1.19:

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

(i) Each U.S. Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each U.S. Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has made all required contributions to each U.S. Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any U.S. Plan.

(ii) There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any U.S. Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any U.S. Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(iii) (A) No ERISA Event has occurred or is reasonably expected to occur; (B) no Pension Plan has any Unfunded Pension Liability; (C) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (D) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(b) Foreign Benefit Plans.

(i) With respect to any Foreign Plan, (A) all contributions required by law or by the terms of such Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (B) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (C) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

(ii) Each Foreign Plan is in compliance (A) in all material respects with the requirements of all Applicable Laws of the Republic of Singapore and (B) in all respects with the requirements of all federal, state, provisional and other Applicable Laws (other than those of the Republic of Singapore), except where such failure to be in compliance could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect .

(iii) There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Foreign Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Foreign Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

9.1.20. Trade Relations. There exists no actual or threatened termination, limitation or modification of any business relationship between any Borrower or Subsidiary and any customer or supplier, or any group of customers or suppliers, except where such termination, limitation or modification could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. There exists no condition or circumstance that could reasonably be expected to impair the ability of any Borrower or Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.21. Labor Relations. Except as described on Schedule 9.1.21, as of the Closing Date no Borrower or Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement. There are no grievances, disputes or controversies with any union or other organization of any Borrower’s or Subsidiary’s employees, or, to any Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining, except where any such grievances, disputes or controversies could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.1.22. Payable Practices. No Borrower or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

9.1.23. Not a Regulated Entity. No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.24. Margin Stock. No Borrower or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

purchasing or carrying any Margin Stock. No Revolver Loan proceeds or Letters of Credit will be used by Borrowers to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.2. Complete Disclosure. No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading. There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS

10.1. Affirmative Covenants. As long as any Revolver Commitments or Obligations are outstanding, each Borrower shall, and shall cause each Subsidiary to:

10.1.1. Inspections; Appraisals.

(a) Permit Agent, or an Agent’s representative, from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of any Borrower or Subsidiary, inspect, audit and make extracts from any Borrower’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Borrower’s or Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Neither Agent nor any Lender shall have any duty to any Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with any Borrower. Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Borrowers shall not be entitled to rely upon them.

(b) Reimburse Agent for all charges, costs and expenses of Agent in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, (A) up to two times per Loan Year if during such Loan Year (x) no Default or Event of Default has occurred and (y) no Revolver Loans are outstanding and LC Obligations have not exceeded $2,000,000, in each case at any time during such Loan Year, (B) up to four times per Loan Year if no Default or Event of Default has occurred, and (C) without limitation if a Default or Event of Default has occurred and is continuing; and (ii) if any Default or Event of Default has occurred and is continuing, appraisals of Inventory. Subject to and without limiting the foregoing, Borrowers specifically agree to pay Agent’s then standard charges for each day that an employee of Agent or its Affiliates is engaged in any examination activities, and shall pay the standard charges of Agent’s internal appraisal group. This Section shall not be construed to limit Agent’s right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

10.1.2. Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a) as soon as available, and in any event within 90 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flows and shareholders’ equity for such Fiscal Year, on consolidated and consolidating bases for U.S. Borrower and its Subsidiaries, which consolidated statements shall be audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by Borrowers and acceptable to Agent (provided that any of PricewaterhouseCoopers, KPMG, Deloitte Touche Tohmatsu or Ernst & Young are acceptable to Agent), and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent;

(b) as soon as available, and in any event within 30 days after the end of each month (but within 60 days after the last month in a Fiscal Year), unaudited balance sheets as of the end of such month and the related statements of income and cash flows for such month and for the portion of the Fiscal Year then elapsed, on consolidated and, other than the statement of cash flows, on a consolidating basis for U.S. Borrower and its Subsidiaries, in the case of the consolidating statements setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer or controller of U.S. Borrower as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year end adjustments and the absence of footnotes;

(c) concurrently with delivery of financial statements under clauses (a) and (b) above or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer or controller of U.S. Borrower;

(d) concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrowers by their accountants in connection with such financial statements;

(e) not later than the first day of each Fiscal Year, (i) projections of U.S. Borrower’s consolidated balance sheet, results of operations, cash flows, Aggregate Availability, U.S. Availability and Singapore Availability for such Fiscal Year, month by month and (ii) the Capital Expenditures Budget for such Fiscal Year, month by month;

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

(f) concurrently with the delivery of financial statements under clause (b) above, a listing of each Borrower’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Agent;

(g) promptly after the sending or filing thereof, notice (which notice may be sent by posting to an electronic platform to which Agent and Lenders have access and Agent and Lenders receive, in a reasonably satisfactory manner, prompt notice of the posting of any documents on such platform) of any proxy statements, financial statements or reports that U.S. Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that U.S. Borrower files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and notice of any press releases or other statements made available by a Borrower to the public concerning material changes to or developments in the business of such Borrower;

(h) promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each U.S. Plan or Foreign Plan; and

(i) such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or any Borrower’s, Subsidiary’s or other Obligor’s financial condition or business.

Simultaneously with retaining accountants for their annual audit, Borrowers shall send a letter to the accountants, with a copy to Agent and Lenders, notifying the accountants that one of the primary purposes for retaining their services and obtaining audited financial statements is for use by Agent and Lenders. Agent is authorized to send such notice if Borrowers fail to do so for any reason.

10.1.3. Notices. Notify Agent and Lenders in writing, promptly after a Borrower’s obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $500,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor; or

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

receipt of any Environmental Notice with respect to any matters that, singly or in the aggregate with other related matters, could reasonably be expected to have a Material Adverse Effect; (i) the occurrence of any ERISA Event; (j) the discharge of or any withdrawal or resignation by Borrowers’ independent accountants; (k) any opening of a new office or place of business, at least 30 days prior to such opening; or (l) the receipt or delivery of any material notice pursuant to any Pelikon Note or the Pelikon Contingent Note.

10.1.4. Landlord and Storage Agreements. Upon request, provide Agent with copies of all agreements between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

10.1.5. Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of any Borrower or Subsidiary, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release in accordance with applicable Environmental Laws, whether or not directed to do so by any Governmental Authority to the extent the result of any such Environmental Release could, singly or in the aggregate with any other Environmental Release, reasonably be expected to have a Material Adverse Effect.

10.1.6. Taxes. Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested or to the extent the maximum liability to pay on such Taxes (other than with respect to income or payroll Taxes, which the applicable Borrowers and its Subsidiaries shall pay when and as due) is not reasonably expected to exceed $100,000 in the aggregate.

10.1.7. Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) satisfactory to Agent, (a) with respect to the Properties and business of Borrowers and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) in the case of Borrowers only, business interruption insurance in an aggregate amount not less than $10,000,000, with deductibles and subject to an Insurance Assignment satisfactory to Agent.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

10.1.8. Licenses. Keep each License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other Property of Borrowers and Subsidiaries in full force and effect except where the failure to maintain such License could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; promptly notify Agent of any proposed material modification to any such License, or entry into any new material License affecting any Collateral (including the manufacture, distribution or disposition of Inventory), in each case at least 30 days prior to its effective date; pay all Royalties when due except such payments that are being Properly Contested; and notify Agent of any material default or breach asserted by any Person to have occurred under any License.

10.1.9. Future Subsidiaries. Promptly notify Agent upon any Person becoming a Subsidiary and cause it to enter into a guaranty and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all assets of such Person (other than Intellectual Property, Real Estate and Equipment), including delivery of such legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate; provided that if such Person is a Foreign Subsidiary (a) it shall only guaranty the payment of, and grant a Lien to Agent on its property and assets securing, the Singapore Obligations and (b) not more than 66% of the voting Equity Interests of any Foreign Subsidiary that is a direct Subsidiary of U.S. Borrower or any Domestic Subsidiary shall secure the repayment of the U.S. Obligations if doing so would have material adverse tax consequences to U.S. Borrower or Singapore Borrower.

10.1.10. Post-Closing Requirements. Borrowers shall deliver, on terms satisfactory to Agent, (a) not later than 30 days after the Closing Date evidence that Singapore Borrower has complied with the requirements of Sections 8.5.2 and 10.1.7 that are applicable to it and the Singapore Debenture with regards to all requirements related to insurance; (b) not later than 15 days after the Closing Date evidence that Agent has a first priority perfected security interest in all of the Equity Interests of MFlex UK (including delivery of the original share certificate in respect of the Equity Interests of MFlex UK that are subject to the UK Share Charge, together with a signed but undated blank stock transfer form in respect thereof and evidence of the completion of all filings with applicable Governmental Authorities, and delivery of a satisfactory legal opinion regarding the same); (c) not later than 15 days after the Closing Date, in the case of U.S. Borrower and Aurora, endorsements in favor of Agent of the insurance maintained by each of them; (d) not later than 30 days after the Closing Date, in the case of MFlex UK, evidence of insurance required to be maintained by it and endorsements thereof in favor of Agent; and (e) not later than 30 days after the Closing Date evidence that the UCC financing statement of AT&T Capital Services (filing no. 2008-4052583) does not impair, in the judgment of Agent, its security interest in the Collateral.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

10.2. Negative Covenants. As long as any Revolver Commitments or Obligations are outstanding, each Borrower shall not, and shall cause each Subsidiary (or where specific reference is made to an Obligor, such Obligor) not to:

10.2.1. Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except:

(a) the Obligations;

(b) Subordinated Debt;

(c) Permitted Purchase Money Debt;

(d) Borrowed Money (other than the Obligations, Subordinated Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the Closing Date and not satisfied with proceeds of the initial Revolver Loans;

(e) Bank Product Debt;

(f) Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by a Borrower or Subsidiary, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and does not exceed $2,000,000 in the aggregate at any time;

(g) Pelikon Notes and the Pelikon Contingent Note;

(h) the MFC1 and MFC2 lines of credit with Bank of China in an amount not to exceed 230,000,000 RMB; provided that no Obligor has any Contingent Obligation with respect to such Debt;

(i) the MFC1 and MFC2 lines of credit with Shanghai Pudong Development Bank in an amount not to exceed 172,500,000 RMB; provided that no Obligor has any Contingent Obligation with respect to such Debt;

(j) Permitted Contingent Obligations;

(k) Refinancing Debt as long as each Refinancing Condition is satisfied;

(l) Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $2,000,000 in the aggregate at any time; and

(m) Debt permitted to be incurred pursuant to Section 10.2.6(e)-(h).

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

10.2.2. Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a) Liens in favor of Agent;

(b) Purchase Money Liens securing Permitted Purchase Money Debt;

(c) Liens for Taxes not yet delinquent or being Properly Contested;

(d) statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet delinquent or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Borrower or Subsidiary;

(e) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens that relate to Accounts are at all times junior to Agent’s Liens;

(f) Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g) Liens arising by virtue of a judgment or judicial order against any Borrower or Subsidiary not constituting an Event of Default under Section 11.1(g) or securing appeal or other surety bonds related to such judgments;

(h) easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(i) normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(j) existing Liens shown on Schedule 10.2.2; and

(k) Liens on assets of any Subsidiary that is not an Obligor.

10.2.3. Distributions; Upstream Payments. (a) Declare or make any Distributions, except (i) Upstream Payments; (ii) U.S. Borrower may make Distributions if (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) the Aggregate Availability after giving effect to any such Distribution is not less than 20% of the Revolver Commitments, (C) the Fixed Charge Coverage Ratio after giving

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

effect to any such Distribution is, at any time on or before March 31, 2009, at least 0.90 to 1.0 or, at any time thereafter, not less than 1.0 to 1.0, and (D) the aggregate amount of such Distributions (x) made at any one time or as part of a series of related Distributions shall not exceed $5,000,000 in the aggregate or (y) since the Closing Date shall not exceed $10,000,000 in the aggregate minus the aggregate amount of Investments made pursuant to clause (i) of the definition “Restricted Investments”; and (iii) U.S. Borrower may purchase its Equity Interests from its shareholders in Fiscal Year 2009 (and, with the consent of Agent, any other Fiscal Year), if: (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) Adjusted Cash Liquidity prior to any such repurchase is not less than [CONFIDENTIAL TREATMENT REQUESTED], (C) the Adjusted Fixed Charge Coverage Ratio after giving effect to any such repurchase is not less than 0.60 to 1.0, and (D) the aggregate amount of all such repurchases since the Closing Date does not exceed [CONFIDENTIAL TREATMENT REQUESTED]; or (b) create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.16.

10.2.4. Restricted Investments. Make any Restricted Investment; provided that this Section 10.2.4 shall only apply to Obligors.

10.2.5. Disposition of Assets. Make any Asset Disposition, except (a) any Asset Disposition that is permitted by Sections 10.2.3(a), 10.2.4 or 10.2.6, (b) a Permitted Asset Disposition, or (c) a transfer of Property by (i) a Subsidiary to a Borrower, (ii) a Borrower to the other Borrower, (iii) a Subsidiary that is not a Borrower to an Obligor, or (iv) a Subsidiary that is not an Obligor to another Subsidiary that is not an Obligor; provided that any Domestic Subsidiary that is an Obligor shall not transfer assets to any Foreign Subsidiary other than Singapore Borrower.

10.2.6. Loans. Make any loans or other advances of money to any Person, except:

(a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business;

(b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business;

(c) deposits with financial institutions permitted hereunder;

(d) intercompany loans by a Borrower to another Borrower, provided that

(i) no Default or Event of Default exists at the time of, or after giving effect to the making of, any such loan,

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

(ii) such loans are evidenced by one or more promissory notes, in a form reasonably satisfactory to Agent, duly executed and delivered to Agent, which notes shall be pledged to Agent (for the benefit of Agent and Lenders) to secure the repayment of the Obligations (in the case of a note in which the payor is U.S. Borrower) or Singapore Obligations (in the case of a note in which the payor is Singapore Borrower), and

(iii) such intercompany loan shall not be forgiven or otherwise discharged for any consideration other than the payment in full in cash;

(e) intercompany loans by a Borrower to any Subsidiary, provided that

(i) Borrowers are in compliance with Section 10.3.1 if a Trigger Period is continuing at the time of the making of any such intercompany loan,

(ii) the aggregate principal amount of such loans shall not exceed the Permitted Investment Basket,

(iii) such loans are evidenced by one or more promissory notes, in a form reasonably satisfactory to Agent, duly executed and delivered to Agent, which notes shall be pledged to Agent (for the benefit of Agent and Lenders) to secure the repayment of the Obligations (in the case of a note in which the payor is U.S. Borrower) or Singapore Obligations (in the case of a note payor is Singapore Borrower),

(iv) such intercompany loan shall not be forgiven or otherwise discharged for any consideration other than the payment in full in cash, and

(v) all the proceeds of such intercompany loans are applied to fund Capital Expenditures;

(f) intercompany loans by any Subsidiary to a Borrower, provided that such loans are evidenced by one or more promissory notes, in a form reasonably satisfactory to Agent, duly executed and delivered to Agent, which notes in which the payor is a Subsidiary that is an Obligor shall be pledged to Agent (for the benefit of Agent and Lenders) to secure the repayment of the Obligations (in the case of a note in which the payor is a Domestic Subsidiary Obligor) or Singapore Obligations (in the case of a note in which the payor is a Foreign Subsidiary Obligor);

(g) intercompany loans by a Borrower to MFlex Malaysia, provided that

(i) Borrowers are in compliance with Section 10.3.1 if a Trigger Period is continuing at the time of the making of any such intercompany loan

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

(provided that this clause (i) shall not apply with respect to any intercompany loan that is made in order to fund the payroll or payroll taxes of MFlex Malaysia),

(ii) the aggregate principal amount of such loans shall not exceed the lesser of (A) [CONFIDENTIAL TREATMENT REQUESTED] and (B) the amount set forth in the quarterly budget referred to in sub-clause (v) below minus the amount of Restricted Payments made to MFlex Malaysia pursuant to clause (f) of the definition of Restricted Investment,

(iii) such loans are evidenced by one or more promissory notes, in a form reasonably satisfactory to Agent, duly executed and delivered to Agent, which notes shall be pledged to Agent (for the benefit of Agent and Lenders) to secure the repayment of the Obligations (in the case of a note in which the payor is U.S. Borrower) or Singapore Obligations (in the case of a note in which the payor is Singapore Borrower),

(iv) such intercompany loan shall not be forgiven or otherwise discharged for any consideration other than the payment in full in cash,

(v) Borrower Agent has delivered a quarterly budget that is acceptable to Agent, and

(vi) all the proceeds of such intercompany loans are applied to pay the payroll, payroll taxes and other operating expenses of MFlex Malaysia, in each case to the extent that the foregoing are incurred in the Ordinary Course of Business of MFlex Malaysia;

(h) intercompany loans by a Borrower to MFlex UK, provided that

(i) Borrowers are in compliance with Section 10.3.1 if a Trigger Period is continuing at the time of the making of any such intercompany loan (provided that this clause (i) shall not apply with respect to any intercompany loan that is made in order to fund the payroll or payroll taxes of MFlex UK),

(ii) the aggregate principal amount of such loans shall not exceed the lesser of (A) [CONFIDENTIAL TREATMENT REQUESTED] and (B) the amount set forth in the quarterly budget referred to in sub-clause (v) below minus the amount of Restricted Payments made to MFlex UK pursuant to clause (g) of the definition of Restricted Investment,

(iii) such loans are evidenced by one or more promissory notes, in a form reasonably satisfactory to Agent, duly executed and delivered to Agent, which notes shall be pledged to Agent (for the benefit of Agent and Lenders) to secure the repayment of the Obligations (in the case of a note in which the payor

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

is U.S. Borrower) or Singapore Obligations (in the case of a note in which the payor is Singapore Borrower),

(iv) such intercompany loan shall not be forgiven or otherwise discharged for any consideration other than the payment in full in cash,

(v) Borrower Agent has delivered a quarterly budget that is acceptable to Agent, and

(vi) all the proceeds of such intercompany loans are applied to pay the payroll, payroll taxes and other operating expenses of MFlex UK, in each case to the extent that the foregoing are incurred in the Ordinary Course of Business of MFlex UK; and

(i) intercompany loans by a Borrower to any other Subsidiary (other than MFlex Malaysia and MFlex UK), provided that

(i) no Default or Event of Default exists at the time of, or after giving effect to the making of, any such loan (provided that this clause (i) shall not apply with respect to any intercompany loan that is made in order to fund the payroll or payroll taxes of the applicable Subsidiary),

(ii) the aggregate principal amount of such loans shall not exceed $50,000 minus the amount of Restricted Payments made to all Subsidiaries pursuant to clause (h) of the definition of Restricted Investment,

(iii) such loans are evidenced by one or more promissory notes, in a form reasonably satisfactory to Agent, duly executed and delivered to Agent, which notes shall be pledged to Agent (for the benefit of Agent and Lenders) to secure the repayment of the Obligations (in the case of a note in which the payor is U.S. Borrower) or Singapore Obligations (in the case of a note in which the payor is Singapore Borrower),

(iv) such intercompany loan shall not be forgiven or otherwise discharged for any consideration other than the payment in full in cash, and

(v) all the proceeds of such intercompany loans are applied to pay the payroll, payroll taxes and other operating expenses of the applicable Subsidiary, in each case to the extent that the foregoing are incurred in the Ordinary Course of Business of such Subsidiary.

Without limiting the foregoing, nothing in this Section 10.2.6 or otherwise contained in this Agreement shall limit, subject to Section 10.2.16, (a) the incurrence by any Borrower or any Subsidiary of trade payables that arise in the Ordinary Course of Business; (b) the

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

allocation of overhead expenses in the Ordinary Course of Business among each Borrower and their Subsidiaries, provided that Obligors may only reimburse Subsidiaries that are not Obligors for expenses that are incurred by such non-Obligors on behalf of such Obligors in an aggregate amount not to exceed $4,000,000 in any calendar year; or (c) the making of royalty payments by Singapore Borrower to MFlex Cayman in respect of Intellectual Property.

10.2.7. Restrictions on Payment of Certain Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied; or (b) Borrowed Money (other than the Obligations) prior to five days before its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Agent).

10.2.8. Fundamental Changes. Merge, amalgamate, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for mergers or consolidations of (a) a Wholly-Owned Subsidiary that is an Obligor (other than Singapore Borrower) with another Wholly-Owned Subsidiary that is an Obligor or into a Borrower, (b) a Wholly-Owned Subsidiary that is not an Obligor with another wholly-owned Subsidiary that is not an Obligor, or (c) the dissolution of Aurora Optical on terms reasonably satisfactory to Agent; or on not less than 30 days notice to Agent change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; or change its form or state of organization.

10.2.9. Subsidiaries. Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.9; or permit any existing Subsidiary to issue any additional Equity Interests except director’s qualifying shares.

10.2.10. Organic Documents. Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date, except where such amendment, modification or change could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

10.2.11. Tax Consolidation. Except as shown in Schedule 10.2.11, file or consent to the filing of any consolidated income tax return with any Person other than Borrowers and Subsidiaries.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

10.2.12. Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.13. Restrictive Agreements. Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; or (c) constituting customary restrictions on assignment in leases and other contracts.

10.2.14. Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business, including but not limited to hedging risks for Singapore and U.S. currency valuation changes, but not for speculative purposes.

10.2.15. Conduct of Business. Engage in any business, other than its business consisting of flexible printed circuits, value-added component assembly solutions or any other reasonably similar electronics and technology.

10.2.16. Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, loans and advances permitted by Section 10.2.6, and Restricted Investments permitted by Section 10.2.4; (c) payment of customary directors’ fees and indemnities; (d) transactions solely among Borrowers; (e) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Schedule 10.2.16; (f) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate and, to the extent such transaction is material, fully disclosed to Agent; and (g) transactions solely related to the construction and equipping of the MFC3 Plant.

10.2.17. Plans. In the case of Borrowers and the other Obligors, become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date.

10.2.18. Amendments to Certain Debt. Amend, supplement or otherwise modify (a) the Pelikon Notes, (b) the Pelikon Contingent Note, (c) any Pledged Note or (d) any document, instrument or agreement relating to any Subordinated Debt, if such modification (i) increases the principal balance of such Debt, or increases any required payment of principal or interest; (ii) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (iii) shortens the final maturity date or otherwise accelerates amortization; (iv) increases the interest rate; (v) increases or adds any fees or charges; (vi) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

or restrictive in any material respect for any Borrower or Subsidiary, or that is otherwise materially adverse to any Borrower, any Subsidiary or Lenders; or (vii) results in the Obligations not being fully benefited by the subordination provisions thereof.

10.2.19. Payments on Pelikon Contingent Note. Make any payment on the Pelikon Contingent Note unless Singapore Borrower has certified to Agent the amount of such payment (which amount shall be calculated pursuant to the terms of the Pelikon Contingent Note).

10.2.20. MFlex Cayman Activities. In the case of MFlex Cayman (a) engage in any business activities other than being the owner of certain Intellectual Property and the Equity Interests of Singapore Borrower, together with activities reasonably related thereto (including the licensing of such Intellectual Property) and the maintenance of its corporate existence; or (b) create, incur, assume or suffer to exist, either directly or indirectly, any Debt (other than intercompany Debt permitted to be incurred pursuant to Section 10.2.6) or Liens on its property or assets (except for Liens granted in the Ordinary Course of Business) or make any Capital Expenditures or Investments (other than Investments constituting its ownership of the Equity Interests of Singapore Borrower), (c) enter into any lease, license or other agreement or commitment (except as directly related to, and necessary for it to engage in, those activities permitted in this Section 10.2.20), (d) enter into any merger, consolidation, reorganization or other similar transaction or (e) transfer of any of its assets (other than transfers pursuant to any Upstream Payment or permitted pursuant to Section 10.2.5 and the licensing of Intellectual Property). It is expressly agreed that, to the extent any other provision of this Agreement permits MFlex Cayman to engage in any activity, such provision shall be subject to the restrictions contained in this Section 10.2.20 (which restrictions in this Section 10.2.20 shall prevail and override any such contrary provision).

10.3. Financial Covenants. As long as any Revolver Commitments or Obligations are outstanding, Borrowers shall:

10.3.1. Fixed Charge Coverage Ratio. During the continuance of any Trigger Period maintain a Fixed Charge Coverage Ratio as of the last day of each Fiscal Month of at least (a) 0.90 to 1.0 for each period of 12 Fiscal Months ending on or prior to March 31, 2009 and (b) 1.0 to 1.0 for each period of 12 Fiscal Months ending on or after June 30, 2009.

SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1. Events of Default. Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

(a) A Borrower fails to pay any Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);

(b) Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c) A Borrower breaches or fails to perform any covenant contained in Section 7.2, 7.3, 7.4, 7.6, 8.1, 8.2.4, 8.2.5, 8.5.2, 10.1.1, 10.1.2 (subject to a five day cure period, except with respect to Section 10.1.2(a), for which there shall be no cure period), 10.1.10, 10.2 or 10.3;

(d) Any Obligor breaches or fails to perform any other covenant contained in any Loan Documents (except as provided in the preceding clause (c)), and such breach or failure is not cured within 20 days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(e) Any Obligor or third party repudiates, revokes, denies or contests (or attempts to do any of the foregoing) the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(f) Any breach or default of an Obligor occurs under any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations) in excess of $2,000,000 (it being agreed that, for purposes of this provision, the Debt outstanding pursuant to the Pelikon Notes and the Pelikon Contingent Note shall be aggregated and constitute one Debt obligation), if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(g) Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $1,000,000 (net of any insurance coverage unless coverage is disputed or denied by the insurer), unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise;

(h) A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $1,000,000;

(i) An Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor’s business for a material period of time; any material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs (other than a dissolution of Aurora Optical on terms reasonably satisfactory to Agent); or an Obligor is not Solvent;

(j) Singapore Borrower is declared by the Minister for Finance in Singapore to be a declared company under the provisions of Part IX of the Companies Act, Chapter 50 of Singapore.

(k) An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and such Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, the petition is not dismissed within 60 days after filing, or an order for relief is entered in the proceeding;

(l) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan, except that no event or condition described in this Section 11.1(l) shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, has not resulted in, and could not reasonably be expected to result in, liability to Borrowers and Obligors in excess of $2,000,000;

(m) Any Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of such Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral; or

(n) A Change of Control occurs.

11.2. Remedies upon Default. If an Event of Default described in Section 11.1(k) occurs with respect to any Borrower, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and all Revolver Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a) declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b) terminate, reduce or condition any Revolver Commitment, or make any adjustment to the Borrowing Base;

(c) require Obligors to Cash Collateralize LC Obligations, Bank Product Debt and other Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d) exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC or other Applicable Law. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Borrower agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable. Agent shall have the right to conduct such sales on any Obligor’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

11.3. License. Agent is hereby granted an irrevocable, non-exclusive license or other right anywhere in the world to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all right, title and interest of Intellectual Property of each Borrower, to the extent that as of the date of this Agreement such Borrower has the contractual right to grant such license or right to use, license of sub-license, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property of Borrowers, in advertising for sale, marketing, selling, importing or exporting, collecting, completing manufacture of, or otherwise exercising any rights

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

or remedies with respect to, any Collateral. Each Borrower’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

11.4. Setoff. At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against any Obligations, irrespective of whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness; provided, that all such deposits of Singapore Borrower and any other Foreign Subsidiary shall only be applied against the Singapore Obligations. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5. Remedies Cumulative; No Waiver.

11.5.1. Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Borrowers under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2. Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by Borrowers with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Revolver Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. It is expressly acknowledged by Borrowers that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12. AGENT

12.1. Appointment, Authority and Duties of Agent.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

12.1.1. Appointment and Authority. Each Lender appoints and designates Bank of America as Agent hereunder. Agent may, and each Lender authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for Agent’s benefit and the Pro Rata benefit of Lenders. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Lenders. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Lender, Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto. Agent alone shall be authorized to determine whether any Accounts constitute Eligible Accounts, or whether to impose or release any reserve, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender or other Person for any error in judgment.

12.1.2. Duties. Agent shall not have any duties except those expressly set forth in the Loan Documents. The conferral upon Agent of any right shall not imply a duty on Agent’s part to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement.

12.1.3. Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4. Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. Agent may request instructions from Required Lenders with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.6 against all Claims that could be incurred

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

by Agent in connection with any act. Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Lenders, and no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of all Lenders shall be required in the circumstances described in Section 14.1.1, and in no event shall Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of Revolver Loans held by one Lender without accelerating and demanding payment of all other Revolver Loans, nor to terminate the Commitments of one Lender without terminating the Commitments of all Lenders. In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2. Agreements Regarding Collateral and Field Examination Reports.

12.2.1. Lien Releases; Care of Collateral. Lenders authorize Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of an Asset Disposition which Borrowers certify in writing to Agent is a Permitted Asset Disposition or a Lien which Borrowers certify is a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) with the written consent of all Lenders. Agent shall have no obligation whatsoever to any Lenders to assure that any Collateral exists or is owned by a Borrower, or is cared for, protected, insured or encumbered, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2. Possession of Collateral. Agent and Lenders appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control under the UCC or other Applicable Law. If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.2.3. Reports. Agent shall promptly forward to each Lender, when complete, copies of any field audit, examination or appraisal report prepared by or for Agent with respect to any Obligor or Collateral (“Report”). Each Lender agrees (a) that neither Bank of America nor Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrowers’ books and records as well as upon representations of Borrowers’ officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Revolver Loans and other Obligations. Each Lender agrees to indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as from any Claims arising as a direct or indirect result of Agent furnishing a Report to such Lender.

12.3. Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals.

12.4. Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice from a Lender or Borrower specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify Agent and the other Lenders thereof in writing. Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against an Obligor where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.

12.5. Ratable Sharing. If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.5.1, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.5.1, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. No Lender shall set off against any Dominion Account without the prior consent of Agent.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

12.6. Indemnification of Agent Indemnitees. EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF OBLIGORS UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY AGENT INDEMNITEE, PROVIDED THE CLAIM RELATES TO OR ARISES FROM AN AGENT INDEMNITEE ACTING AS OR FOR AGENT (IN ITS CAPACITY AS AGENT). In Agent’s discretion, it may reserve for any such Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Lenders. If Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share.

12.7. Limitation on Responsibilities of Agent. Agent shall not be liable to Lenders for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor or Lender of any obligations under the Loan Documents. Agent does not make to Lenders any express or implied warranty, representation or guarantee with respect to any Obligations, Collateral, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Lenders for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8. Successor Agent and Co-Agents.

12.8.1. Resignation; Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrower Agent. Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and (provided no Default or Event of Default exists) is reasonably acceptable to Borrowers. If no successor agent is appointed prior to the

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders. Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2. Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

12.8.2. Separate Collateral Agent. It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction. If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent. If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent. Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Agent. Lenders shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent. If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9. Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Revolver Loans and participate in LC Obligations hereunder. Each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Lender feels necessary. Each Lender further acknowledges and agrees that the other Lenders and Agent have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Lender will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Revolver Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Lender with any notices, reports or certificates furnished to

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent’s Affiliates.

12.10. Replacement of Certain Lenders. If a Lender (a) is a Defaulting Lender, or (b) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Agent consented, then, in addition to any other rights and remedies that any Person may have, Agent may, by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s) specified by Agent, pursuant to appropriate Assignment and Acceptance(s) and within 20 days after Agent’s notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute same. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).

12.11. Remittance of Payments and Collections.

12.11.1. Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Lender shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such Lender under the Loan Documents.

12.11.2. Failure to Pay. If any Lender fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation. In no event shall Borrowers be entitled to receive credit for any interest paid by a Lender to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

12.11.3. Recovery of Payments. If Agent pays any amount to a Lender in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Lender that received it. If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by Agent to any Obligations are later required to be

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.12. Agent in its Individual Capacity. As a Lender, Bank of America shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender. Each of Bank of America and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if Bank of America were any other bank, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders. In their individual capacity, Bank of America and its Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Lender agrees that Bank of America and its Affiliates shall be under no obligation to provide such information to Lenders, if acquired in such individual capacity and not as Agent hereunder.

12.13. Agent Titles. Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Agent” or “Arranger” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

12.14. No Third Party Beneficiaries. This Section 12 is an agreement solely among Lenders and Agent, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon Borrowers or any other Person. As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Lenders.

SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

13.1. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, Issuing Bank and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Revolver Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2. Participations.

13.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Revolver Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if such Lender had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.8 unless Borrowers agree otherwise in writing. Each Lender that sells a participating interest in any Revolver Loan, Revolver Commitment or other interest to a Participant shall, as agent of the relevant Borrower solely for purposes of this Section 13.2, record in book entries maintained by such Lender the name and the amount of the participating interest of each Participant entitled to receive payments in respect of such participating interests.

13.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Revolver Loan or Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Revolver Loan or Commitment, or releases any Borrower, Guarantor or substantial portion of the Collateral.

13.2.3. Benefit of Set-Off. Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3. Assignments.

13.3.1. Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Revolver Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Revolver Loans; provided, however, that any payment by a Borrower to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy such Borrower’s obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

13.3.2. Effect; Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit C and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new Notes, as applicable. The transferee Lender shall comply with Section 5.9 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

SECTION 14. MISCELLANEOUS

14.1. Consents, Amendments and Waivers.

14.1.1. Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that:

(a) without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b) without the prior written consent of (i) Issuing Bank, no modification shall be effective with respect to any LC Obligations or Section 2.2;

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

(c) without the prior written consent of each affected Lender, no modification shall be effective that would (i) increase the Revolver Commitment of such Lender; or (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender; and

(d) without the prior written consent of all Lenders (except a Defaulting Lender as provided in Section 4.2), no modification shall be effective that would (i) extend the Revolver Termination Date; (ii) alter Section 5.5, 7.1 (except to add Collateral) or 14.1.1; (iii) amend the definitions of Borrowing Base (and the defined terms used in such definition), Pro Rata or Required Lenders; (iv) increase any advance rate, decrease the Availability Block or, except as provided in Section 2.1.7, increase total Revolver Commitments; (vi) release Collateral with a book value greater than $2,000,000 during any calendar year, except as currently contemplated by the Loan Documents; or (vii) release any Obligor from liability for any Obligations, if such Obligor is Solvent at the time of the release.

14.1.2. Limitations. The agreement of Borrowers shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves. Only the consent of the parties to the Fee Letter or any agreement relating to a Bank Product shall be required for any modification of such agreement, and no Affiliate of a Lender that is party to a Bank Product agreement shall have any other right to consent to or participate in any manner in modification of any other Loan Document. The making of any Revolver Loans during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default, nor to establish a course of dealing. Any waiver or consent granted by Lenders hereunder shall be effective only if in writing, and then only in the specific instance and for the specific purpose for which it is given.

14.1.3. Payment for Consents. No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent by any date and time specified in the documentation soliciting such consent or agreement.

14.2. Indemnity. EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee. Each Borrower agrees to pay all reasonable fees and out-of-pocket expenses of Agent that are incurred in connection with the syndication, negotiation, preparation, execution, delivery, and administration of this Agreement and each other Loan Document. In addition, Borrowers agree to pay all reasonable fees and out-of-pocket expenses that are incurred by each Lender in connection with (a) the consideration of its rights and remedies hereunder, (b) the negotiation of any restructuring or “work-out”, whether or not consummated, of any Obligations, (c) the enforcement or protection of its rights in connection with the Agreement or any other Loan Document or (d) any litigation, dispute, suit or proceeding relating to this Agreement or any other Loan Document.

14.3. Notices and Communications.

14.3.1. Notice Address. Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.2, 3.1.2, or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Borrowers.

14.3.2. Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.2, administrative matters, distribution of Loan Documents for execution, and matters permitted under Section 4.1.4. Agent and Lenders make no assurances as to the privacy and security of electronic communications. Electronic and voice mail may not be used as effective notice under the Loan Documents.

14.3.3. Non-Conforming Communications. Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Borrower even if such notices were

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of a Borrower.

14.4. Performance of Borrowers’ Obligations. Agent may, in its discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Base Rate Revolver Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5. Credit Inquiries. Each Borrower hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Borrower or Subsidiary to the extent necessary to comply with Applicable Laws.

14.6. Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7. Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8. Counterparts. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

14.9. Entire Agreement. Time is of the essence of the Loan Documents. The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

14.10. Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Revolver Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent or Lenders pursuant to the Loan Documents shall be deemed to constitute Agent and Lenders to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Borrower.

14.11. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Borrowers and such Person; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating and understanding, and do understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal in connection with this credit facility, is not the financial advisor, agent or fiduciary for Borrowers, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates. To the fullest extent permitted by Applicable Law, each Borrower hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by a Loan Document.

14.12. Confidentiality. Each of Agent, Lenders and Issuing Bank agrees to maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep the Information confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with any action or proceeding, or other exercise of rights or remedies, relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product; (g) with the consent of Borrower Agent; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrowers. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information describing this credit facility, including the names and addresses of Borrowers and a general description of Borrowers’ businesses, and may use Borrowers’ logos, trademarks or product photographs in advertising materials. As used herein, “Information” means all information received from an Obligor or Subsidiary relating to it or its business other than (i) information that is filed with the Securities and Exchange Commission or other securities exchange or (ii) is available to Agent or any Lender on a non-confidential basis prior to its disclosure by an Obligor. Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises the same degree of care that it accords its own confidential information. Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information concerning an Obligor or Subsidiary; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law, including federal and state securities laws.

14.13. GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS); PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN CALIFORNIA SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

14.14. Consent to Forum; Arbitration. EACH BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER LOS ANGELES, CALIFORNIA, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

Notwithstanding any other provision of this Agreement to the contrary, any controversy or claim of any kind whatsoever among the parties relating in any way to any Obligations or Loan Documents, including (without limitation) any alleged tort, statutory claim or cause of action, judicially implied or created cause of action, or any claim or cause of action arising under any state or federal regulation shall at the request of any party hereto be determined by binding arbitration conducted in accordance with the United States Arbitration Act (Title 9 U.S. Code). Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association (“AAA”), and the terms of this Section. In the event of any inconsistency, the terms of this Section shall control. If AAA is unwilling or unable to serve as the provider of arbitration or to enforce any provision of this Section, Agent may designate another arbitration organization with similar procedures to serve as the provider of arbitration. The arbitration proceedings shall be conducted in Los Angeles or Pasadena, California. The arbitration hearing shall commence within 90 days of the arbitration demand and close within 90 days thereafter. The arbitration award must be issued within 30 days after close of the hearing (subject to extension by the arbitrator for up to 60 days upon a showing of good cause), and shall include a concise written statement of reasons for the award. The arbitrator shall give effect to applicable statutes of limitation in determining any controversy or claim, and for these purposes, service on AAA under applicable AAA rules of a notice of claim is the equivalent of the filing of a lawsuit. Any dispute concerning this Section or whether a controversy or claim is arbitrable shall be determined by the arbitrator. The arbitrator shall have the power to award reasonable legal fees to the prevailing party to the extent provided by this Agreement. Judgment upon an arbitration award may be entered in any court having jurisdiction. The arbitrator shall not have the power to commit errors of law or legal reasoning, and any award may be reviewed and vacated or corrected on appeal to a court of competent jurisdiction for any such error. The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. No controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim relates to an obligation secured by Real Estate, but if all parties do not consent to submission of such a controversy or claim to arbitration, it shall be determined as provided in the next sentence. At the request of any party, a controversy or claim that is not submitted to arbitration as provided above shall be determined by judicial reference; and if such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA sponsored proceedings and the presiding referee of the panel (or the referee if there is a single referee) shall be an active attorney or retired judge; and judgment upon the award rendered by such referee or referees shall be entered in the court in which proceeding was commenced. None of the foregoing provisions of this Section shall limit the right of Agent or Lenders to exercise self-help remedies, such as setoff, foreclosure or sale of any Collateral or to

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

obtain provisional or ancillary remedies from a court of competent jurisdiction before, after or during any arbitration proceeding. The exercise of a remedy does not waive the right of any party to resort to arbitration or reference.

14.15. Waivers by Borrowers. To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.16. Patriot Act Notice. Agent and Lenders hereby notify Borrowers that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax identification number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth.

14.17. Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, Agent could purchase in the California foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. Each Borrower agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, Agent may, in accordance with normal banking procedures, purchase, in the California foreign exchange market, the Original Currency with the amount of

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, the applicable Borrower agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify Agent against such loss. The term “rate of exchange” in this Section 14.17 means the spot rate at which Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

[Remainder of page intentionally left blank; signatures begin on following page]

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

MULTI-FINELINE ELECTRONIX, INC., a Delaware corporation

By:	/s/ Tom Liguori
Name:	Tom Liguori
Title:	Executive VP & CFO

Address:

3140 East Coronado Street
Anaheim, California 92806
Attn:	Tom Liguori
Telecopy:	[CONFIDENTIAL TREATMENT REQUESTED]

MULTI-FINELINE ELECTRONIX SINGAPORE PTE. LTD.

By:	/s/ Reza Meshgin
Name:	Reza Meshgin
Title:	President

Address:

801 Lorong 5th Floor 05-03
7 Toa Payah #07-00
Wearnes Tech Bldg.
Singapore 319319
Attn:	Jango Ngai
Telecopy:	[CONFIDENTIAL TREATMENT REQUESTED]

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and Lender

By:	/s/ Carlos Gil
Title:	Vice President

Address:

55 South Lake Avenue
Suite 900
Pasadena, California 91101
Attn:	Carlos Gil or Account Manager
Telecopy:	[CONFIDENTIAL TREATMENT REQUESTED]

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

2

EXHIBIT A

to

Loan and Security Agreement

REVOLVER NOTE

[Date]                             $                              [City, State of Governing Law]

[MULTI-FINELINE ELECTRONIX, INC., a Delaware corporation] [MULTI-FINELINE ELECTRONIX SINGAPORE PTE. LTD.] (“Borrower”), for value received, hereby unconditionally promise to pay to the order of ____________________________ (“Lender”), the principal sum of _______________________ DOLLARS ($_______), or such lesser amount as may be advanced by Lender as [U.S.][Singapore] Revolver Loans and owing as [U.S.][Singapore] LC Obligations from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon. Terms are used herein as defined in the Loan and Security Agreement dated as of February 12, 2009, among Borrower, [Multi-Fineline Electronix, Inc., a Delaware corporation] [Multi-Fineline Electronix Singapore Pte. Ltd.], Bank of America, N.A., as Agent, Lender, and certain other financial institutions, as such agreement may be amended, modified, renewed or extended from time to time (“Loan Agreement”).

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement. This Note is issued pursuant to and evidences [U.S.][Singapore] Revolver Loans and [U.S.][Singapore] LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Borrower. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by Borrower to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to [U.S.][Singapore] Revolver Loans and [U.S.][Singapore] LC Obligations, and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Borrower hereunder or under any other Loan Documents.

Time is of the essence of this Note. Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. Borrower agrees to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

3

expenses (including without limitation reasonable attorneys’ fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by Borrower or inadvertently received by the holder of this Note, such excess shall be returned to Borrower or credited as a payment of principal, in accordance with the Loan Agreement. It is the intent hereof that Borrower not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under Applicable Law.

This Note shall be governed by the laws of the State of California, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

IN WITNESS WHEREOF, this Revolver Note is executed as of the date set forth above.

Attest:	[MULTI-FINELINE ELECTRONIX, INC] [MULTI-FINELINE ELECTRONIX SINGAPORE PTE., LTD.]

By:
Secretary [Seal]	Title:

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

4

EXHIBIT B

to

Loan and Security Agreement

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Loan and Security Agreement dated as of February 12, 2009, as amended (“Loan Agreement”), among MULTI-FINELINE ELECTRONIX, INC., a Delaware corporation, MULTI-FINELINE ELECTRONIX SINGAPORE PTE. LTD. (collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders. Terms are used herein as defined in the Loan Agreement.

                                                          (“Assignor”) and                                                                       (“Assignee”) agree as follows:

1. Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $                     of Assignor’s outstanding Revolver Loans and $             of Assignor’s participations in LC Obligations and (b) the amount of $                     of Assignor’s Revolver Commitment (which represents             % of the total Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2. Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, its Revolver Commitment is $            , and the outstanding balance of its Revolver Loans and participations in LC Obligations is $            ; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents. [Assignor is attaching the Note[s] held by it and requests that Agent exchange such Note[s] for new Notes payable to Assignee [and Assignor].]

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

3. Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4. This Agreement shall be governed by the laws of the State of California. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5. Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

2

ABA No.

Account No.

Reference:

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

ABA No.

Account No.

Reference:

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

3

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of                                              .

(“Assignee”)

By
Title:

(“Assignor”)

By:
Title:

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

4

EXHIBIT C

to

Loan and Security Agreement

ASSIGNMENT NOTICE

Reference is made to (1) the Loan and Security Agreement dated as of February 12, 2009 as amended (“Loan Agreement”), among MULTI-FINELINE ELECTRONIX, INC., a Delaware corporation, MULTI-FINELINE ELECTRONIX SINGAPORE PTE. LTD. (collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders; and (2) the Assignment and Acceptance dated as of                             , 20     (“Assignment Agreement”), between                                  (“Assignor”) and                                               (“Assignee”). Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement (a) a principal amount of $             of Assignor’s outstanding Revolver Loans and $             of Assignor’s participations in LC Obligations, and (b) the amount of $             of Assignor’s Revolver Commitment (which represents             % of the total Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Loan Agreement, Agent shall deem Assignor’s Revolver Commitment to be reduced by $            , and Assignee’s Revolver Commitment to be increased by $            .

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment and Acceptance.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement. Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, this Assignment Notice is executed as of                                     .

(“Assignee”)

By
Title:

(“Assignor”)

By
Title:

ACKNOWLEDGED AND AGREED, AS OF THE DATE SET FORTH ABOVE: BORROWER AGENT:* MULTI-FINELINE ELECTRONIX, INC.

By:
Title:

*	No signature required if Assignee is a Lender, U.S.-based Affiliate of a Lender or Approved Fund, or if an Event of Default exists.

BANK OF AMERICA, N.A., as Agent

By:
Title:

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

2

EXHIBIT D

to

Loan and Security Agreement

COMPLIANCE CERTIFICATE

[Letterhead of Borrower]

[DATE]

Bank of America, N.A., as Agent

55 South Lake Avenue, Suite 900

Pasadena, California 91101

Attention: Loan Administration Manager

The undersigned, the [chief financial officer or controller] of Multi-Fineline Electronix, Inc., a Delaware corporation (“U.S. Borrower”) acting in its capacity as Borrower Agent (“Borrower Agent”), gives this Compliance Certificate (this “Certificate”) to Bank of America, N.A., in its capacity as Agent (“Agent”) in accordance with the requirements of Section 10.1.2 of the Loan and Security Agreement dated as of February 12, 2009 among U.S. Borrower, Multi-Fineline Electronix Singapore PTE. Ltd, a Singapore corporation (“Singapore Borrower”; together with the U.S. Borrower, the “Borrowers”), Agent and the Lenders party thereto (the “Loan Agreement”). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

Based upon my review of the consolidated balance sheet and statement of income of U.S. Borrower for the [Fiscal Month] [Fiscal Year] ending ______________ (the “Determination Date”), copies of which are attached hereto, I hereby certify that:

1.	Adjusted Fixed Charge Coverage Ratio. As of the Determination Date, the Adjusted Fixed Charge Coverage Ratio for the most recently ended Fiscal Quarter, for the purpose of calculating the Applicable Margin, is:

Adjusted Fixed Charge Coverage Ratio:              to 1.00

2.

Capital Expenditures[1]. As of the Determination Date, the aggregate amount of all costs of constructing and equipping the MFC3 Plant deemed to not constitute Capital Expenditures during the current Fiscal Year (or portion thereof) ended on the Determination Date is:

Actual amount:	$
Maximum permitted:	$ [CONFIDENTIAL TREATMENT REQUESTED]

[1]	To be included when the Determination Date is on or prior to December 31, 2009

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

-1-	Compliance Certificate

3.	Section 10.2.1(c). As of the Determination Date the aggregate amount of Permitted Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, is:

Actual amount:	$
Maximum permitted:	$2,000,000

4.	Section 10.2.1(f). As of the Determination Date the aggregate amount of Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by any Borrower or any of its Subsidiaries, is:

Actual amount:	$
Maximum permitted:	$2,000,000

5.	Section 10.2.1(h). As of the Determination Date the aggregate principal amount of the MFC1 and MFC2 lines of credit with Bank of China, that is maturing in January 2009, is:

Actual amount:	$
Maximum permitted:	230,000,000 RMB

6.	Section 10.2.1(i). As of the Determination Date the aggregate principal amount of the MFC1 and MFC2 lines of credit with Shanghai Pudong Development Bank, that is maturing in July, 2009, is:

Actual amount:	$
Maximum permitted:	172,500,000 RMB

7.	Section 10.2.1(l). As of the Determination Date, the aggregate principal amount of Debt of any Borrower outstanding pursuant to Section 10.2.1(l) of the Loan Agreement is:

Actual amount:	$
Maximum permitted:	$2,000,000

8.	Section 10.2.3(a)(ii)[2]. As of the Determination Date,

(a)	the Aggregate Availability is:

Actual amount:	$
Minimum permitted:	[20% of the Revolver Commitments]

[2]

To be included in a Compliance Certificate that is delivered in connection with the making of a Distribution pursuant to Section 10.2.3(ii) of the Loan Agreement and be calculated as of the end of the preceding Fiscal Month.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

(b)	the Fixed Charge Coverage Ratio after giving effect to the proposed Distribution is:

to 1.0

Minimum required:	[0.90 to 1.0][1.0 to 1.0][3]

(c)	the amount of such Distributions since the Closing Date is:

Individually	$_______________
Maximum permitted	[CONFIDENTIAL TREATMENT REQUESTED]

In the aggregate	$_______________
Maximum permitted	[CONFIDENTIAL TREATMENT REQUESTED]

9.	Section 10.2.3(a)(iii)[4]. As of the Determination Date,

(a) Adjusted Cash Liquidity (as calculated pursuant to Exhibit A attached hereto) prior to giving effect to the proposed purchase of Equity Interests is:

$_______________
Minimum required	$20,000,000

(b)	the Adjusted Fixed Charge Coverage Ratio after giving effect to the proposed dividend purchase of Equity Interests is:

to 1.0
Minimum required:	0.60 to 1.0

(c)	the amount of the proposed purchase of Equity Interest is:

$

(d)	the aggregate amount of purchases of Equity Interests since the Closing Date (including the proposed purchase of Equity Interests) is:

$

[3]	If the Distribution is made on or prior to March 31, 2009, use 0.90 to 1.00.

[4]

To be included in a Compliance Certificate that is delivered in connection with the purchase of Equity Interests pursuant to Section 10.2.3(iii) of the Loan Agreement and be calculated as of the end of the preceding Fiscal Month.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

Maximum permitted	[CONFIDENTIAL TREATMENT REQUESTED]

10.	Section 10.3.1.[5] As of the Determination Date, the Fixed Charge Coverage Ratio is:

Actual:	to 1.0
Minimum required	[0.90 to 1.0][1.0 to 1.0][6]

11.	No Default exists on the date hereof, other than: [if none, so state].

12.	No Event of Default exists on the date hereof, other than [if none, so state].

Very truly yours,

MULTI-FINELINE ELECTRONIX, INC., a Delaware corporation

By:

Name:
Title:	[Chief Financial Officer][Controller]

[5]	To be included during any Trigger Period.

[6]	If the Determination Date is on or prior to March 31, 2009, use 0.90 to 1.00.

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

Adjusted Cash Liquidity

Multi-Fineline Electronix Inc. and

Multi-Fineline Electronix Singapore PTE, Ltd.

Fiscal Year 2009

Cash Liquidity (in thousands)	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09
Cash and Cash Equivalents of Borrowers on deposit in Deposit Accounts subject to a Deposit Account Control Agreement in favor of Agent
(+) Cash and Cash Equivalents of any Subsidiary of any Borrower
(-) the aggregate principal amount trade payables that are more than five days past
(-) the aggregate principal amount of all Revolver Loans and LC Obligations
Total Cash Liquidity	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
(-) the aggregate amount of Capital Expenditures that have been identified in the Capital Expenditures Budget during the current Fiscal Year
(+) the aggregate amount of Capital Expenditures that have been identified in the Capital Expenditures Budget and paid during the current Fiscal Year
Adjusted Cash Liquidity prior to any buyback	—	—	—	—	—	—	—	—	—
Minimum Adjusted Cash Liquidity	20,000.0	20,000.0	20,000.0	20,000.0	20,000.0	20,000.0	20,000.0	20,000.0	20,000.0

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

-1-	Compliance Certificate

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT E

to

Loan and Security Agreement

NOTICE OF BORROWING

Date:                                 , 20

To:	Bank of America, N.A., as agent under the Loan and Security Agreement, dated as of February 12, 2009 (as amended, restated, replaced, refinanced, modified or supplemented from time to time, the “Loan Agreement”), by and among MULTI-FINELINE ELECTRONIX, INC., a Delaware corporation (“U.S. Borrower”), MULTI-FINELINE ELECTRONIX SINGAPORE PTE. LTD., a Singapore company (the “Singapore Borrower” and together with U.S. Borrower, the “Borrowers” and each a “Borrower”), the financial institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), BANK OF AMERICA, N.A., as Agent for the Lenders (“Agent”). Terms used but not defined herein shall have the meanings given to such terms in the Loan Agreement.

Ladies and Gentlemen:

The undersigned Borrower refers to Section 4.1.1(a) of the Loan Agreement and hereby gives you notice irrevocably of the following requested Borrowing:

1.	The Business Day of the proposed Borrowing is , 20 .

2.	The aggregate principal amount of the proposed Borrowing is: [$ ].

3.	The Borrowing is to be comprised of [$ of U.S. Base Rate Revolver Loans] [$ of LIBOR Revolver Loans] [$ of Singapore Base Rate Revolver Loans] [$ of SIBOR Revolver Loans] [Singapore SWAP Rate Revolver Loans].

4.	The duration of the Interest Period(s) for the [LIBOR Revolver Loans] [SIBOR Revolver Loans] [Singapore SWAP Rate Revolver Loans], if any, included in the Borrowing shall be as follows: [List duration(s)].

The undersigned Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

(a) All representations and warranties made by any Obligor contained in the Loan Agreement or in the other Loan Documents are true and correct on the date of, and upon giving effect to such proposed Borrowing (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date);

(b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing;

(c) No event has occurred or circumstance exists that has or could reasonably be expected to have a Material Adverse Effect; and

(d) After giving effect to the proposed Borrowing the aggregate outstanding principal amount of the Loans of the undersigned Borrower will not exceed the [U.S.][Singapore] Borrowing Base.

[MULTI-FINELINE ELECTRONIX SINGAPORE PTE. LTD.][MULTI-FINELINE ELECTRONIX, INC.]

By:
Name: Title:

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 1.1

to

Loan and Security Agreement

REVOLVER COMMITMENTS OF LENDERS

Lender	Revolver Commitment
Bank of America, N.A.	$30,000,000

Information in this exhibit marked [CONFIDENTIAL TREATMENT REQUESTED] has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions.